                                                                    Exhibit 4(d)

================================================================================

                                   $75,000,000

                               Amended & Restated

                                Credit Agreement

                                      among

                             ESCO Technologies Inc.
                      (f/k/a ESCO Electronics Corporation)

                                       and

                             Bank of America, N.A.,
                   as Administrative Agent, Swing Line Lender,
                        Offshore Currency Fronting Lender
                               and Issuing Lender

                                       and

                               The Other Financial
                            Institutions Party Hereto

                          Dated as of February 28, 2001

                         Banc of America Securities LLC,
                                       as
                       Sole Arranger and Sole Book Manager


================================================================================

                             [BANK OF AMERICA LOGO]

                                TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----
Section 1. DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:....................................................................................1
         1.02     Use of Certain Terms...........................................................................28
         1.03     Accounting Terms...............................................................................28
         1.04     Rounding.......................................................................................28
         1.05     Exhibits and Schedules.........................................................................28
         1.06     References to Agreements and Laws..............................................................28

Section 2. the COMMITMENTS and extensions of credit..............................................................29
         2.01     Loans..........................................................................................29
         2.02     Borrowings, Conversions and Continuations of Loans.............................................30
         2.03     Letters of Credit..............................................................................31
         2.04     Swing Line Loans...............................................................................37
         2.05     Special Provisions with Respect to Fronted Offshore Currency Loans.............................38
         2.06     Utilization of Commitments in Offshore Currencies..............................................41
         2.07     Prepayments....................................................................................42
         2.08     Reduction or Termination of Commitments........................................................43
         2.09     Principal and Interest.........................................................................44
         2.10     Fees...........................................................................................45
         2.11     Computation of Interest and Fees...............................................................45
         2.12     Making Payments................................................................................46
         2.13     Funding Sources................................................................................47
         2.14     Increase in Commitments........................................................................47

Section 3. TAXES, YIELD PROTECTION AND ILLEGALITY................................................................48
         3.01     Taxes..........................................................................................48
         3.02     Illegality.....................................................................................49
         3.03     Inability to Determine Rates...................................................................49
         3.04     Increased Cost and Reduced Return; Capital Adequacy............................................50
         3.05     Breakfunding Costs.............................................................................50
         3.06     Matters Applicable to all Requests for Compensation............................................51
         3.07     Survival.......................................................................................51

Section 4. CONDITIONS PRECEDENT TO EFFECTIVENESS AND extensions of credit........................................51
         4.01     Conditions to Effectiveness of Restatement.....................................................51
         4.02     Conditions to all Extensions of Credit.........................................................54

Section 5. REPRESENTATIONS AND WARRANTIES........................................................................55
         5.01     Existence and Qualification; Power; Compliance with Laws.......................................55
         5.02     Power; Authorization; Enforceable Obligations..................................................55
         5.03     No Legal Bar...................................................................................55
         5.04     Financial Statements; No Material Adverse Effect...............................................55
         5.05     Litigation.....................................................................................56
         5.06     No Default.....................................................................................56



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
         5.07     Ownership of Property; Liens...................................................................56
         5.08     Taxes..........................................................................................56
         5.09     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................56
         5.10     ERISA Compliance...............................................................................57
         5.11     Intangible Assets..............................................................................57
         5.12     Compliance With Laws...........................................................................57
         5.13     Environmental Compliance.......................................................................57
         5.14     Insurance......................................................................................58
         5.15     Collateral Documents...........................................................................58
         5.16     Capitalization; Subsidiaries...................................................................58
         5.17     Swap Obligations...............................................................................59
         5.18     Subsidiary Borrower Supplement.................................................................59
         5.19     Disclosure.....................................................................................59

Section 6. AFFIRMATIVE COVENANTS.................................................................................59
         6.01     Financial Statements...........................................................................59
         6.02     Certificates, Notices and Other Information....................................................60
         6.03     Payment of Taxes...............................................................................61
         6.04     Preservation of Existence......................................................................62
         6.05     Maintenance of Properties......................................................................62
         6.06     Maintenance of Insurance.......................................................................62
         6.07     Compliance With Laws...........................................................................62
         6.08     Inspection Rights..............................................................................62
         6.09     Keeping of Records and Books of Account........................................................62
         6.10     Compliance with ERISA..........................................................................62
         6.11     Compliance With Agreements.....................................................................62
         6.12     Use of Proceeds................................................................................63
         6.13     Further Assurances.............................................................................63
         6.14     Additional Guaranties and Personal Property Pledge.............................................63
         6.15     Additional Real Property.......................................................................64
         6.16     Additional Pledge..............................................................................64
         6.17     Government Contracts...........................................................................64
         6.18     Intellectual Property Pledge...................................................................64
         6.19     Environmental Inspection Updates...............................................................64

Section 7. NEGATIVE COVENANTS....................................................................................65
         7.01     Indebtedness...................................................................................65
         7.02     Liens..........................................................................................65
         7.03     Fundamental Changes............................................................................66
         7.04     Dispositions...................................................................................66
         7.05     Investments....................................................................................67
         7.06     Lease Obligations..............................................................................68
         7.07     Guaranty Obligations...........................................................................69
         7.08     Restricted Payments............................................................................69
         7.09     ERISA..........................................................................................69
         7.10     Change in Nature of Business...................................................................69
         7.11     Transactions with Affiliates...................................................................69
         7.12     Hostile Acquisitions...........................................................................70
         7.13     Limitations on Upstreaming.....................................................................70

         7.14     Margin Regulations.............................................................................70
         7.15     Accounting Changes.............................................................................70
         7.16     Amendments to Charter and Agreements; PTI TROL; Subordinated Indebtedness......................70
         7.17     Leverage Ratio.................................................................................71
         7.18     Minimum Consolidated EBITDA....................................................................71
         7.19     No Preferred Stock.............................................................................71
         7.20     Change in Auditors.............................................................................71
         7.21     Negative Pledges...............................................................................71

Section 8. EVENTS OF DEFAULT AND REMEDIES........................................................................72
         8.01     Events of Default..............................................................................72
         8.02     Remedies Upon Event of Default.................................................................74

Section 9. ADMINISTRATIVE AGENT..................................................................................76
         9.01     Appointment and Authorization of Administrative Agent..........................................76
         9.02     Delegation of Duties...........................................................................76
         9.03     Liability of Administrative Agent..............................................................76
         9.04     Reliance by Administrative Agent...............................................................77
         9.05     Notice of Default..............................................................................77
         9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................78
         9.07     Indemnification of Administrative Agent........................................................78
         9.08     Administrative Agent in Individual Capacity....................................................79
         9.09     Successor Administrative Agent.................................................................79
         9.10     Collateral Matters.............................................................................80

Section 10. MISCELLANEOUS........................................................................................80
         10.01    Amendments; Consents...........................................................................80
         10.02    Transmission and Effectiveness of Communications and Signatures................................81
         10.03    Attorney Costs, Expenses and Taxes.............................................................82
         10.04    Binding Effect; Assignment.....................................................................83
         10.05    Set-off........................................................................................84
         10.06    Sharing of Payments............................................................................85
         10.07    No Waiver; Cumulative Remedies.................................................................85
         10.08    Usury..........................................................................................86
         10.09    Counterparts...................................................................................86
         10.10    Integration....................................................................................86
         10.11    Nature of Lenders' Obligations.................................................................86
         10.12    Survival of Representations and Warranties.....................................................87
         10.13    Indemnity by Borrowers.........................................................................87
         10.14    Nonliability of Lenders........................................................................87
         10.15    No Third Parties Benefited.....................................................................88
         10.16    Severability...................................................................................88
         10.17    Confidentiality................................................................................88
         10.18    Further Assurances.............................................................................89
         10.19    Headings.......................................................................................89
         10.20    Time of the Essence............................................................................89
         10.21    Foreign Lenders................................................................................89
         10.22    Removal and Replacement of Lenders.............................................................90
         10.23    Governing Law..................................................................................91
         10.24    Waiver of Right to Trial by Jury...............................................................91

         10.25    Judgment.......................................................................................91
         10.26    Entire Agreement...............................................................................92
         10.27    Collateral Protection Coverage.................................................................92
         10.28    Restatement Date...............................................................................93
         10.29    Collateral Documents...........................................................................93
         10.30    Waiver to Existing Credit Agreement............................................................93

Section 11. COMPANY GUARANTY.....................................................................................94
         11.01    The Guaranty...................................................................................94
         11.02    Insolvency.....................................................................................94
         11.03    Nature of Liability............................................................................94
         11.04    Independent Obligation.........................................................................95
         11.05    Authorization..................................................................................95
         11.06    Reliance.......................................................................................96
         11.07    Subordination..................................................................................96
         11.08    Waiver.........................................................................................96
         11.09    Nature of Liability............................................................................97

         SIGNATURES.............................................................................................S-1



EXHIBITS

                  FORM OF

         A-1      Request for Extension of Credit
         A-2      Request for Swing Line Loan
         B        Compliance Certificate
         C        Committed Loan Note
         D        Assignment and Acceptance
         E        Swing Line Note
         F        Subsidiary Borrower Supplement
         G        Offshore Currency Addendum


SCHEDULES

         1.01     Existing Letters of Credit
         2.01     Commitments and Pro Rata Shares
         5.17     Capitalization; Subsidiaries
         6.17     Government Contracts
         7.01     Existing Indebtedness, Liens and Negative Pledges
         7.05     Existing Investments
         10.02    Offshore and Domestic Lending Offices, Addresses for Notices

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of February 28, 2001 by and among ESCO Technologies Inc. (f/k/a ESCO Electronics Corporation), a Missouri corporation ("Company"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Offshore Currency Fronting Lender and Issuing Lender.

                                    RECITALS

         Company, the lenders party thereto and Administrative Agent entered into that certain Credit Agreement dated as of April 11, 2000 (the "Existing Credit Agreement"), pursuant to which such lenders made a revolving credit facility available to Company.

         Company, Lenders, the Issuing Lender and Administrative Agent wish to continue the existing revolving credit facility and letter of credit and swing line subfacilities and to add a fronted offshore currency subfacility and, concurrently, to amend and restate the Existing Credit Agreement in its entirety.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree, subject to the fulfillment of the conditions precedent set forth in Section 4.01, that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Accounts" means all present and future rights of Company or any Subsidiary to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

         "Acquired Cash Flow" means, with respect to any period, the Consolidated EBITDA attributable on a pro forma basis to any Acquisitions effected during such period assuming the consummation of such Acquisition as of the first day of such period, taking into account adjustments reasonably satisfactory to Administrative Agent to eliminate the effect of any non-recurring expenses or income with respect to Company and its Subsidiaries or any acquired Person or assets on Consolidated EBITDA as determined by the chief financial officer of Borrower, the basis for which are set forth in reasonable detail in the compliance certificate delivered to Administrative Agent pursuant to Section 6.02(b).

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Borrower Party is the surviving entity.

         "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent hereafter may designate by written notice to Company and Lenders.

         "Administrative Agent-Related Persons" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "Alternate Currency" shall mean any Offshore Currency (and any other currency which is at the relevant time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars) which, as applicable, (a) the applicable Borrower requests the applicable Offshore Currency Fronting Lender to include as an Alternate Currency hereunder and which is acceptable to the applicable Offshore Currency Fronting Lender and with respect to which an Offshore Currency Addendum has been executed by a Subsidiary Borrower and the applicable Offshore Currency Fronting Lender in connection therewith or (b) the Company requests as the currency in which a Letter of Credit is to be denominated and which is acceptable to the Issuing Lender thereof.

         "Applicable Amount" means the following amounts per annum in Basis Points, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b); provided, however, that, until Administrative Agent receives the Compliance Certificate for the period ending March 31, 2001, the Applicable Amounts for Commitment Fees, Offshore Rate Loans/Letters of Credit and Base Rate Loans shall be equal to 20, 75 and 0, respectively:

                                            COMMITMENT AND FRONTED
                                            OFFSHORE CURRENCY RISK      BASE RATE      OFFSHORE RATE LOANS AND
PRICING LEVEL        LEVERAGE RATIO           PARTICIPATION FEES          LOANS           LETTERS OF CREDIT
-------------        --------------         ----------------------      ---------      -----------------------
      1                  <1.5:1                       20                    0                     75

      2        > or = to 1.5:1 but < 2.0:1            22.5                  0                    100

      3        > or = to 2.0:1 but < 2.5:1            25                    0                    125

      4              > or = to 2.5:1                  30                    0                    150


         Thereafter, the Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if Company fails to timely deliver the next Compliance Certificate, the Applicable Amount from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be that indicated by the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

         "Applicable Currency" means, as to any particular Letter of Credit or Loan, Dollars or the Offshore Currency in which it is denominated.

         "Applicable Payment Date" means, (a) as to any Offshore Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or converted in whole or in part and the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; and (b) as to any other Obligations, the last Business Day of each calendar quarter and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

         "Applicable Time" means (a) with respect to Loans, Central time or the time of the lending office of the relevant Offshore Currency Fronting Lender, as applicable, and (b) with respect to all other matters, Central Time.

         "Arranger" means Banc of America Securities LLC, a Delaware limited liability company, in its capacity as sole arranger and sole book manager.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended September 30, 2000, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means a fluctuating rate per annum equal to the higher of
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" and, in the case of Loans in any Alternate Currency, the comparable rate for such Alternate Currency, as reasonably determined by Bank of America or the applicable Offshore Currency Fronting Lender. Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Section 2 and denominated in Dollars.

         "Basis Point" means one one-hundredth of one per cent.

         "Borrower" means, with respect to Committed Loans, Swing Line Loans and Letters of Credit, Company and, with respect to Fronted Offshore Currency Loans, Subsidiary Borrower.

         "Borrower Party" means Company, Subsidiary Borrower or any Person (except Lenders, Administrative Agent and any of their respective Affiliates) from time to time party to a Loan Document.

         "Borrowing" and "Borrow" each mean a borrowing of Loans hereunder of the same type made to Company (or, in the case of the Fronted Offshore Currency Loans, to a Subsidiary Borrower) on the same day by Lenders (or, in the case of Fronted Offshore Currency Loans, by an Offshore Currency Fronting Lender) under
Section 2 and having the same Interest Period and denominated in the same currency.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located and, if such day relates to any Offshore Rate Loan denominated in Dollars, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market and, if the applicable Business Day relates to a Offshore Rate Loan denominated in an Offshore Currency, means a day on which commercial banks are open for foreign exchange business in London, England, which is a TARGET Settlement Date and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements of or payments in such Offshore Currency will be made or received hereunder.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the Voting Stock of such Person; or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, or (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Closing Date" means April 11, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Borrower Party in or upon which a Lien now or hereafter exists in favor of Lenders, or Administrative Agent on behalf of Lenders, whether under this Agreement, under the Collateral Documents or under any other documents executed by any such Person and delivered to Administrative Agent or Lenders.

         "Collateral Agent" means Bank of America in its capacity as collateral agent under any of the Collateral Documents or any successor collateral agent.

         "Collateral Documents" means, collectively, (a) the Security Agreement, the Mortgages, the Pledge Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any

Borrower Party and Lenders or Collateral Agent for the benefit of Lenders previously, now or hereafter delivered to Lenders or Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against any Borrower Party as debtor in favor of Lenders or Collateral Agent for the benefit of Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitment" means, for each Lender, the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the "combined Commitments").

         "Committed Loan" means a Base Rate Loan or an Offshore Rate Loan made to Company by a Lender in accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise provided herein.

         "Committed Loan Note" means a promissory note made by Company in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Committed Loan Notes").

         "Compliance Certificate" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer of Company.

         "Computation Date" has the meaning specified in Section 2.03(1) or
Section 2.14(a), as the context may require.

         "Consolidated EBITDA" means, for any period, for Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income. Solely for purposes of computing the Applicable Amount, Consolidated EBITDA shall be calculated on a pro forma basis with respect to any Acquisitions and/or Dispositions effected during such period assuming the consummation of such Acquisition and/or Dispositions as of the first day of such period and taking into account adjustments reasonably satisfactory to Administrative Agent to eliminate the effect of any non-recurring expenses or income with respect to Company and its Subsidiaries or any acquired Person or assets on Consolidated EBITDA as determined by the chief financial officer of Borrower, the basis for which are set forth in reasonable detail in the compliance certificate delivered to Administrative Agent pursuant to Section 6.02(b).

         "Consolidated Funded Indebtedness" means, as of any date of determination, for Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) any direct or contingent obligations arising under or in respect of standby letters of credit, (c) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Company and its Subsidiaries, and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than Company or any Subsidiary; provided that "Consolidated Funded Indebtedness" shall not include any indebtedness incurred by Borrower or any of its Subsidiaries pursuant to the PTI TROL Documents.

         "Consolidated Interest Charges" means, for any period, for Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for Company and its Subsidiaries on a consolidated basis, the net income of Company and its Subsidiaries from continuing operations after extraordinary items for that period.

         "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions (including foreign jurisdictions) from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum; provided, however, that with respect to Offshore Rate Loans and Fronted Offshore Currency Loans, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any shares of Capital Stock of any Subsidiary or any other property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" means lawful money of the United States of America.

         "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars, as determined by Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date.

         "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by Borrower or any Subsidiary or taken as collateral, or in connection with any operations of Borrower.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative order, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Euro" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participates in the third stage of Economic and Monetary Union.

         "Event of Default" means any of the events or circumstances specified in Section 8.01.

         "Exposed Government Contracts" means contracts, subcontracts and agreements which, if terminated, could result in a liability of Company or a Subsidiary of Company for a refund of progress payments received, directly or indirectly, from any federal governmental agency, authority, regulatory body or other governmental entity.

         "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of Loans and (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "Fronted Offshore Currency Commitment" means, for any Offshore Currency Fronting Lender for each Alternate Currency, the obligation of such Offshore Currency Fronting Lender to make Fronted Offshore Currency Loans in such Alternate Currency not exceeding the Dollar Equivalent set forth in the applicable Offshore Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Offshore Currency Addendum.

         "Fronted Offshore Currency Loan" means a loan made by an Offshore Currency Fronting Lender to a Borrower pursuant to Section 2.05 and an Offshore Currency Addendum.

         "Fronted Offshore Currency Note" means a promissory note in such form as required by the Offshore Currency Addendum.

         "Fronted Offshore Currency Rate" means, for any day for any Fronted Offshore Currency Loan, the per annum rate of interest determined under or as set forth in the Offshore Currency Addendum.

         "FX Trading Office" means the Foreign Exchange Trading Center, Chicago, Illinois, of Bank of America, or such other of Bank of America's offices as Administrative Agent may designate from time to time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Company or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Company shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

         "Government Contract" means a contract with any United States Governmental Authority and pursuant to which Company or any of its Subsidiaries will be supplying services.

         "Government Subcontract" means each contract of Company or any of its Subsidiaries with a Person (other than Company or any of its Subsidiaries) for the supply of goods or services to such Person pursuant to a Government Contract between such Person and a United States Government Authority.

         "Guarantors" means each of the Subsidiaries of Company from time to time party to the Subsidiary Guaranty.

         "Guaranteed Creditors" shall mean and include Administrative Agent, Lenders and each Person (other than the Company or any of its Subsidiaries) which is a party to a Rate Swap Document if such Person is or at the time of entry into such Rate Swap Document was a Lender or an Affiliate of a Lender.

         "Guaranteed Obligations" means (a) the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Subsidiary Borrower or otherwise) on each Note issued by any Subsidiary Borrower to Fronting Offshore Currency Lender, and Loans made under this Agreement and the applicable Offshore Currency Addendum to Subsidiary Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Debtor Relief Laws, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Subsidiary Borrower to Administrative Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement, any Offshore Currency Addendum or any other Loan Document and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by Subsidiary Borrower and (b) all Obligations (including obligations which, but for the automatic stay under Debtor Relief Laws or similar proceeding under applicable law, would become due) of Company or any Subsidiary owing under any Rate Swap Document entered into by Company or any Subsidiary with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Rate Swap Document and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained herein.

         "Guaranty Obligation" means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

         "Indebtedness" means, as to any Person at a particular time, all of the following:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) lease payment obligations under capital leases or Synthetic Lease Obligations; and

                  (f) all Guaranty Obligations of such Person in respect of any of the foregoing;

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership, joint venture or limited liability company in which such Person is a general partner, a joint venturer or a member, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to Requisite Lenders.

         "Indemnified Liabilities" has the meaning set forth in Section 10.13.

         "Indemnitees" has the meaning set forth in Section 10.13.

         "Interest Period" means, for each Fronted Offshore Currency Loan, the Interest Period set forth in, or determined in accordance with, the Offshore Currency Addendum and, as to any other Offshore Rate Loan, (i) initially, the period commencing on the date such Offshore Rate Loan is disbursed or Continued or Converted into such Offshore Rate Loan and (ii) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) unless Administrative Agent otherwise consents, there may not be more than 10 Interest Periods for Offshore Rate Loans in effect at any time; and

                  (d) no Interest Period for any Loan shall extend beyond the Maturity Date.

         "Investment" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person and any payment by such Person in respect of performance guaranties of any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Judgment Currency" has the meaning specified in Section 10.25.

         "Issuing Lender" means Bank of America, or any such other Lender selected by Borrower that has agreed to act as issuer of such Letter of Credit.

         "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lender" means each lender from time to time party hereto and, as the context requires, Swing Line Lender, Offshore Currency Fronting Lender and Issuing Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify Administrative Agent.

         "Letter of Credit" means any letter of credit issued or outstanding hereunder, including without limitation the existing letters of credit set forth on Schedule 1.01. whether standby letters of credit or commercial documentary letters of credit.

         "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

         "Letter of Credit Application" means an application for a Letter of Credit Action from time to time in use by Issuing Lender.

         "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America in which Company hereby grants a security interest to Bank of America for the benefit of the Issuing Lenders as security for Letter of Credit Usage and with respect to which Company agrees to execute and deliver from time to time such documentation as Administrative Agent or Bank of America may reasonably request to further assure and confirm such security interest.

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $15,000,000 and (b) the combined Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the combined Commitments.

         "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Company or converted into Committed Loans.

         "Leverage Ratio" means, as of any date of determination, for Company and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means any advance made by any Lender to a Borrower as provided in Section 2 in the form of a Committed Loan, a Swing Line Loan, a Fronted Offshore Currency Loan or advance under Section 2.03(d) (collectively, the "Loans").

         "Loan Documents" means this Agreement and each Note, each Offshore Currency Addendum, each Letter of Credit Application, each Collateral Document, each Request for Extension of Credit, each Compliance Certificate, each Rate Swap Document, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with this Agreement.

         "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, liabilities (actual or contingent), operations or prospects of Company and its Subsidiaries taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform the Obligations.

         "Material Subsidiary" means, at any time, any Subsidiary either (i) having at such time total assets in excess of 2.5% of the total assets of Company and its Subsidiaries, based to the extent applicable, upon Borrower's most recent annual or quarterly financial statements delivered to Administrative Agent pursuant to Section 6.01 or (ii) having earnings that account for 7.0% of the Consolidated EBITDA for the most recently completed fiscal year.

         "Maturity Date" means (a) April 11, 2005, or (b) such earlier date upon which the combined Commitments may be terminated in accordance with the terms of this Agreement, or (c) such later date to which the tenor of the combined Commitments may be extended in accordance with the terms of this Agreement.

         "Minimum Amount" means, with respect to each of the following actions, the Dollar Equivalent minimum amount and any Dollar Equivalent multiples in excess thereof set forth opposite such action:

                                                                     MULTIPLES IN
               TYPE OF ACTION                   MINIMUM AMOUNT      EXCESS THEREOF
---------------------------------------------   --------------      --------------
Borrowing or prepayment of, or Conversion          $  500,000          $  500,000
into, Base Rate Loans
Borrowing, prepayment or Continuation of,          $1,000,000          $  500,000
or Conversion into, Offshore Rate Loans
Borrowing or prepayment of, Swing Line             $  100,000                None
Loans (Dollars only)
Letter of Credit Action                            $    1,000                None
Reduction in Commitments                           $5,000,000          $1,000,000
Assignments                                        $5,000,000                None

         "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien in favor of Collateral Agent on real property or any interest in real property.

         "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "Negative Pledge" means a Contractual Obligation that restricts Liens on property.

         "Net Proceeds" means with respect to any Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, net of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be paid or accrued as a liability as a consequence of such transactions and net of all payments made by Company or any of its Subsidiaries on any Indebtedness which is secured by such assets pursuant to a Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Disposition, or by applicable law be repaid out of the proceeds from such Disposition and net of all costs and expenses in readying for sale the disposal of assets or properties.

         "Notes" means, collectively, the Committed Loan Notes, the Swing Line Note and the Fronted Offshore Currency Notes.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

         "Offshore Base Rate" has the meaning set forth in the definition of Offshore Rate.

         "Offshore Currency" means at any time, Euro, Pounds Sterling, German Deutschemarks, Canadian Dollars or Italian Lira and, from and after the time of approval by each Lender in accordance with Section 2.06(e), any other currency requested by Company.

         "Offshore Currency Addendum" means an addendum substantially in the form of Exhibit G hereto with such modifications thereto as shall be approved by the applicable Offshore Currency Fronting Lender and Administrative Agent.

         "Offshore Currency Fronting Lender" means Bank of America (or any Affiliate, branch or agency thereof) to the extent it is party to an Offshore Currency Addendum as the "Offshore Currency Fronting Lender" thereunder. If any agency, branch or Affiliate of Bank of America shall be a party to an Offshore Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that Bank of America shall to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

         "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

         "Offshore Currency Sublimit" means $30,000,000.

         "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

         Offshore Rate =           Offshore Base Rate
                          ------------------------------------
                          1.00 - Eurodollar Reserve Percentage
                  Where,

                  "Offshore Base Rate" means, for such Interest Period:

                  (a) with respect to Offshore Rate Loans denominated in Dollars
         (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (ii) in the event the rate referenced in the preceding subsection (a)(i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (iii) in the event the rates referenced in the preceding subsections (a)(i) and (a)(ii) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Administrative Agent (or its Affiliate) in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period;

                  (b) with respect to Offshore Rate Loans denominated in Euro,
         (i) the rate per annum equal to the rate determined by Administrative Agent or the applicable Offshore Currency Fronting Lender to be Reuters Screen EURIBORO1 for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two TARGET Settlement Days prior to the first day of such Interest Period, or

                  (ii) in the event the rate referenced in the preceding subsection (b)(i) does not appear on such page or service or such page shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent or the applicable Offshore Currency Fronting Lender to be the offered rate on such other page or other service that displays an average EURIBOR rate for deposits denominated in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two TARGET Settlement Days prior to the first day of such Interest Period, or

                  (iii) in the event the rates referenced in the preceding subsections (b)(i) and (b)(ii) are not available, the rate per annum determined by Administrative Agent or the applicable Offshore Currency Fronting Lender to be the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the euro-zone interbank market at their request at approximately 11:00 a.m. (Brussels time) two TARGET Settlement Days prior to the first day of such Interest Period; and

                  (c) with respect to Offshore Rate Loans denominated in a currency other than Dollars or Euro, the rate per annum equal to the rate determined by Administrative Agent or the applicable Offshore Currency Fronting Lender to be the rate at which deposits in the Applicable Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted and with a term equivalent to such Interest Period would be offered by Bank of America's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated by Administrative Agent or the applicable Offshore Currency Fronting Lender) to major banks in the relevant offshore interbank market at their request approximately 11:00 a.m. Applicable Time two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

         "Offshore Rate Loan" means a Loan bearing interest based on the Offshore Rate or based on the Fronted Offshore Currency Rate, as applicable, which may be denominated in Dollars or any Offshore Currency.

         "Ordinary Course Dispositions" means:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

                  (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or any Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary;

                  (d) Dispositions of assets or property by any Subsidiary to Borrower or another wholly-owned Domestic Subsidiary that is party to the Subsidiary Guaranty; and

                  (e) Dispositions of assets or property having a fair market value not in excess of $100,000.

provided, however, that no such Disposition shall be for less than the fair market value of the property being disposed of.

         "Ordinary Course Indebtedness" means:

                  (a) intercompany Guaranty Obligations of Company or any Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Company or any wholly-owned Subsidiary;

                  (b) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds;

                  (c) Ordinary Course Swap Obligations;

                  (d) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days; and

                  (e) deferred taxes.

         "Ordinary Course Investments" means Investments consisting of:

                  (a) cash and cash equivalents;

                  (b) advances to officers, directors and employees of Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                  (c) Investments of any Subsidiary in Company or in another Domestic Subsidiary party to the Subsidiary Guaranty;

                  (d) extensions of credit to customers or suppliers of Company and Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

                  (e) Guaranty Obligations permitted by Section 7.01.

         "Ordinary Course Liens" means:

                  (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                  (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution;

                  (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (h) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture.

         "Ordinary Course Swap Obligations" means all obligations (contingent or otherwise) of Company or any Subsidiary existing or arising under any Swap Contract (including, without limitation, Guaranty Obligations arising out of PTI Real Estate Trust 1999-1 entering interest rate Swap Contracts pursuant to or as permitted by the PTI TROL Documents), provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the Dollar Equivalent of the aggregate outstanding principal amount of all Loans (other than Fronted Offshore Currency Loans) plus the amount of Fronted Offshore Currency Commitments and (ii) the Dollar Equivalent of all Letter of Credit Usage, and (b) when reference is made to one Lender, the sum of (i) the Dollar Equivalent of the aggregate outstanding principal amount of all Loans made by such Lender (excluding, in the case of Swing Line Lender, its Swing Line Loans except to the extent provided in clause
(iii) below and in the case of Fronting Offshore Currency Lender, its Fronted Offshore Currency Loans except to the extent provided in clause (iii) below),
(ii) such Lender's ratable risk participation in the Dollar Equivalent of all Letter of Credit Usage, and (iii) such Lender's ratable risk participation in, or retained portion of, all outstanding Swing Line Loans and in the Dollar Equivalent of the Fronted Offshore Currency Commitments (or if such commitments have been terminated, Fronted Offshore Currency Loans).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Company or any ERISA Affiliate or to which Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding (5) five plan years.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

         "Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

         "Pledge Agreement" means that certain Pledge Agreement dated as of the Closing Date between Company, each Guarantor and Collateral Agent.

         "Pledged Collateral" has the meaning specified in the Pledge Agreement.

         "Pro Rata Share" means, with respect to each Lender, the percentage (rounded, if necessary to the ninth decimal place) of the combined Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "PTI TROL" means the cumulative transaction governed by the PTI TROL Documents.

         "PTI TROL Documents" means that certain series of agreements dated February 9, 1999, as amended to date and hereafter in accordance with the terms hereof and executed pursuant to the terms of the PTI TROL Participation Agreement, including without limitation:
(a) the Agency Agreement; (b) the Trust Agreement; (c) the Certificates; (d) the Credit Agreement; (e) the Notes; (f) the Lease; (g) the Lease Supplements; (h) the Security Agreement, (i) the Mortgage Instruments; (j) the Other Security Documents; (k) the Ground Leases; and (l) the Deeds and the Bills of Sale, as all of the preceding terms are defined in the PTI TROL Participation Agreement.

         "PTI TROL Participation Agreement" means that certain Participation Agreement dated as of February 9, 1999 by and among PTI Technologies, Inc., as Construction Agent and Lessee, First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, Bank of America (f/k/a Nationsbank, N.A.), as Agent for the Lenders and the Holders, Borrower and the other Guarantors from time to time party thereto, as Guarantors, and the Holders and Lenders from time to time party thereto.

         "Rate Swap Documents" means, collectively, all Swap Contracts entered into between any Borrower Party and any Lender or any Affiliate thereof in respect of any portion of the Obligations.

         "Register" has the meaning set forth in Section 2.01(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder (other than an event with respect to which the reporting requirements have been waived), a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4062(e) of ERISA.

         "Request for Extension of Credit" means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Loans, a written request substantially in the form of Exhibit A-1, or, if, with respect to a Fronted Offshore Currency Loan, in such other form as set forth in the applicable Offshore Currency Addendum, (b) with respect to a Letter of Credit Action, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a written request substantially in the form of Exhibit A-2, in each case of a written Request for Extension of Credit, duly completed and signed by a Responsible Officer of Company and delivered by Requisite Notice.

         "Requisite Lenders" means, as of any date of determination: (a) if the Commitments are then in effect, Lenders (excluding any Lenders not funding when required to so hereunder) having in the aggregate more than 50% of the combined Commitments then in effect and (b) if the Commitments have then been terminated and there are Outstanding Obligations, Lenders holding Outstanding Obligations aggregating more than 50% of such Outstanding Obligations.

         "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.02 or as otherwise designated by such recipient by written notice to Administrative Agent, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

         "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

                       TYPE OF ACTION                         APPLICABLE TIME                DATE OF ACTION
                       --------------                         ---------------                --------------
DELIVERY OF REQUEST FOR EXTENSION OF CREDIT
FOR, OR NOTICE FOR:

Borrowing or prepayment of Base Rate Loans                       9:00 a.m.     Same Business Day as such Borrowing or
                                                                               prepayment

Conversion into Base Rate Loans                                  9:00 a.m.     3 Business Days prior such Conversion

Borrowing, prepayment or Continuation of, or Conversion         10:00 a.m.     4 Business Days prior to such Borrowing,
into, Offshore Rate Loans (Offshore Currency as Applicable                     prepayment, Continuation or Conversion
Currency)

Borrowing, prepayment or Continuation of, or Conversion         10:00 a.m.     3 Business Days prior to such Borrowing,
into, Offshore Rate Loans (Dollars as Applicable Currency)                     prepayment, Continuation or Conversion

Borrowing or prepayment of, Swing Line Loans                    12:00 p.m.     Same date as such Borrowing or prepayment

Letter of Credit Action (Dollars as Applicable Currency)        10:00 a.m.     2 Business Days prior to such action (or
                                                                               such lesser time which is acceptable to
                                                                               Issuing Lender)

Letter of Credit Action (Offshore Currency as Applicable        10:00 a.m.     4 Business Days prior to such action (or
Currency)                                                                      such lesser time which is acceptable to
                                                                               Issuing Lender)

Voluntary reduction in or termination of Commitments            10:00 a.m.     5 Business Days prior to such reduction or
                                                                               termination

Payments by Lenders or Borrower to Administrative Agent         10:00 a.m.     On date payment is due

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

         "Restatement Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Lenders (or, in the case of subsection 4.01(e), waived by Administrative Agent or the Person entitled to receive such payment).

         "Restricted Payment" means:

                  (a) the declaration or payment of any dividend or distribution by Company or any Subsidiary, either in cash or property, on any of the shares of the Capital Stock of Company or any Subsidiary (except dividends or other distributions payable solely in shares of Capital Stock of Borrower or any Subsidiary or cash dividends payable by any Subsidiary to Borrower or to a wholly-owned Subsidiary);

                  (b) the purchase, redemption or retirement by Company or any Subsidiary of any of its Capital Stock or any warrants, rights or options to purchase or acquire any of its Capital Stock, whether directly or indirectly;

                  (c) any other payment or distribution by Company or any Subsidiary in respect of its Capital Stock, either directly or indirectly;

                  (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

                  (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Agreement" means that certain Security Agreement dated as of the Closing Date between Company each Guarantor and Collateral Agent.

         "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 10:30 a.m. (Applicable
Time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Company.

         "Subsidiary Borrower" means any Subsidiary that is designated as a Subsidiary Borrower by the Company pursuant to Section 2.05(h) with the consent of Administrative Agent, which consent shall not be unreasonably withheld, which Subsidiary shall have delivered a Subsidiary Borrower Supplement in accordance with Section 2.05(h).

         "Subsidiary Borrower Supplement" means a Subsidiary Borrower Supplement in the form of Exhibit F.

         "Subsidiary Guaranty" means that certain Subsidiary Guaranty dated as of the Closing Date by certain Subsidiaries of Company in favor of Administrative Agent.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, performance bonds, surety bonds and similar instruments.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Swing Line" means the revolving line of credit established by Swing Line Lender in favor of Company pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America, or any successor swing line Lender hereunder.

         "Swing Line Loan" means a Base Rate Loan made by Swing Line Lender to Company under the Swing Line.

         "Swing Line Note" means a promissory note made by Company in favor of Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit E.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 and (b) the combined Commitments. The Swing Line Sublimit is part of, and not in addition to, the combined Commitments.

         "Synthetic Lease Obligations" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

         "TARGET Settlement Date" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (or any successor settlement system is open).

         "Threshold Amount" means $10,000,000.

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

         "type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan,
(c) a Swing Line Loan and (d) a Fronted Offshore Currency Loan.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the Board of Directors (or other governing body) of such Person.

         "UCC" means the Uniform Commercial Code as in effect in the State of Missouri.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         1.02 USE OF CERTAIN TERMS.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

         (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

         (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

         (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   SECTION 2.
                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

         2.01 LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Committed Loans until the Maturity Date in Dollars and/or one or more Offshore Currencies in such amounts as Company may from time to time request; provided, however, that the Dollar Equivalent of the Outstanding Obligations of each Lender (including Swing Line Lender's Swing Line Loans) shall not exceed such Lender's Commitment, and the Dollar Equivalent of the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time; provided, further, that the Dollar Equivalent of the outstanding Committed Loans denominated in an Offshore Currency, plus the aggregate amount of all Fronted Offshore Currency Commitments, shall not exceed the Offshore Currency Sublimit. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Company may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

         (b) Upon the satisfaction of the conditions precedent set forth in
Section 4 hereof and set forth in the applicable Offshore Currency Addendum, from and including the date of this Agreement and prior to the Maturity Date, each Offshore Currency Fronting Lender agrees, on the terms and conditions set forth in this Agreement and in the applicable Offshore Currency Addendum, to make Fronted Offshore Currency Loans under such Offshore Currency Addendum to the Subsidiary Borrower party to such Offshore Currency Addendum from time to time in the applicable Offshore Currency, in an aggregate principal amount not to exceed such Offshore Currency Fronting Lender's applicable Fronted Offshore Currency Commitment provided, that, at no time shall the Dollar Equivalent of the Fronted Offshore Currency Loans for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Offshore Currency Addendum other than as a result of currency fluctuations. Subject to the terms of this Agreement and the applicable Offshore Currency Addendum, the applicable Subsidiary Borrowers may borrow, repay and reborrow Fronted Offshore Currency Loans in the applicable Alternate Currency at any time prior to the Maturity Date. On the Maturity Date (or such earlier termination date as shall be specified in or pursuant to the applicable Offshore Currency Addendum), the outstanding principal balance of the Fronted Offshore Currency Loans shall be paid in full by the applicable Subsidiary Borrower and prior to the Maturity Date prepayments of the Fronted Offshore Currency Loans shall be made by Subsidiary Borrower if and to the extent required by Section 2.05(b).

         (c) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers to pay any amount owing with respect to the Loans.

         (d) (i) Administrative Agent shall maintain, at Administrative Agent's Office, a register for the recordation of the names and addresses of Lenders and the Commitments and Extensions of Credit of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Commitment and Extensions of Credit from time to time of each Lender, and each repayment or prepayment in respect thereof. Any recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Outstanding Obligations.

                  (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Extension of Credit made by it and each payment in respect thereof. Any recordation shall be conclusive and binding on Company, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Outstanding Obligations; provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall, absent manifest error govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Extensions of Credit listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Extensions of Credit shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Outstanding Obligations shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Outstanding Obligations.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Company may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations of Committed Loans shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence. Unless otherwise provided in the applicable Offshore Currency Addendum, the applicable Subsidiary Borrower may irrevocably request a Borrowing, Conversion or Continuation of Fronted Offshore Currency Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to the applicable Fronted Offshore Currency Lender not later than the Requisite Time therefor.

         (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender by Requisite Notice of
(i) its Pro Rata Share thereof by Requisite Notice and (ii) if such request is in an Offshore Currency, the aggregate Dollar Equivalent thereof and the applicable Spot Rate used by Administrative Agent to determine the Dollar Equivalent amount. Administrative Agent shall also give Company prompt notice of the matters referred to in subpart (ii) of the preceding sentence. In the case of a Borrowing of Committed Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if the initial Extension of Credit hereunder, Section 4.01), all funds so received shall be made available to Company in like funds received. Administrative Agent shall promptly notify Company and Lenders of the interest rate applicable to any Offshore Rate Loan which is a Committed Loan upon determination of same. Administrative Agent shall from time to time notify Company and Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of Requisite Lenders, and Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans.

         (d) If a Committed Loan is to be made on the same date that another Committed Loan is due and payable, Company or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

         (e) The failure of any Lender to make any Committed Loan on any date shall not relieve any other Lender of any obligation to make a Committed Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan.

         2.03 LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions set forth in this Agreement, until the date five (5) Business Days prior to the Maturity Date, Issuing Lender shall take such Letter of Credit Actions as Company may from time to time request; provided, however, that the Outstanding Obligations of each Lender (excluding Swing Line Lender's Swing Line Loans) shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Subject to subsection (f) below and unless consented to by Issuing Lender and Requisite Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the date five (5) Business Days prior to the Maturity Date. If any Letter of Credit Usage remains outstanding after such date, Company shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

         (b) REQUESTING LETTER OF CREDIT ACTIONS. Company may irrevocably request a Letter of Credit Action in a Minimum Amount therefor in United Stated Dollars or any Alternate Currency by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender in its sole discretion. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder, or Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender, Issuing Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.02 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased from Issuing Lender a risk participation therein in an amount equal to such Lender's Pro Rata Share times the amount of such Letter of Credit.

         (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Company shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
Section 4.02 can be satisfied, Company may request a Borrowing of Committed Loans to reimburse Issuing Lender for such payment pursuant to Section 2.02, or, failing to make such request, Company shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

         (d) FUNDING BY LENDERS WHEN ISSUING LENDER NOT REIMBURSED. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Company. If Company fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the Dollar Equivalent of the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in Dollars in an amount equal to its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent, and Administrative Agent shall remit the funds so received to Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Company to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

         (e) NATURE OF LENDERS' FUNDING. If the conditions precedent set forth in Section 4.02 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Company is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) deemed requested by Company. If the conditions precedent set forth in Section 4.02 cannot be satisfied on the date Company is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its risk participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Issuing Lender against Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Company with respect to such claim. Any amounts made available by a Lender under its risk participation shall be payable by Company upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

         (f) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that Requisite Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders shall be deemed to have authorized (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the date five (5) Business Days prior to the Maturity Date, and, unless directed by Issuing Lender, Company shall not be required to request such extension or renewal. Issuing Lender may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

         (g) OBLIGATIONS ABSOLUTE. The obligation of Company to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Company's obligation shall not be affected by any of the following circumstances:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by Issuing Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                  (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                  (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                  (viii) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

                  (ix) any failure or delay in notice of shipments or arrival of any property;

                  (x) any error in the transmission of any message relating to such Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

                  (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with such Letter of Credit;

                  (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

                  (xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with such Letter of Credit; and

                  (xiv) any other circumstances whatsoever where Issuing Lender has acted in good faith.

         In addition, Company will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Company will immediately notify Issuing Lender in writing. Company shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

         (h) ROLE OF ISSUING LENDER. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (i) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Issuing Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws, and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

         (j) LETTER OF CREDIT FEES. With respect to commercial Letters of Credit, Company shall pay to Administrative Agent on each Applicable Payment Date in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to 1/8 of 1% of the face amount thereof. With respect to financial Letters of Credit and performance Letters of

Credit, Company shall pay to Administrative Agent on each Applicable Payment Date in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Amount for Letters of Credit times the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Applicable Payment Date.

         If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

         (k) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO ISSUING LENDER. Company shall pay directly to Issuing Lender for its sole account a fronting fee in an amount (i) with respect to each performance Letter of Credit and financial Letter of Credit, equal to 1/8 of 1% per annum on the daily average face amount thereof, payable quarterly in arrears on each Applicable Payment Date, and (ii) with respect to each commercial Letter of Credit, equal to 1/8 of 1% of the face amount thereof, payable upon the issuance thereof. In addition, Company shall pay directly to Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

         (l) UTILIZATION OF ALTERNATE CURRENCIES. (i) Administrative Agent will determine the Dollar Equivalent with respect to (A) any Letter of Credit denominated in an Alternate Currency as of the requested issuance date, and (B) outstanding Letters of Credit denominated in an Alternate Currency as of the last Business Day of each month (each such date under clauses (A) and (B) a "Computation Date"). Administrative Agent will provide Company with the amount determined pursuant to clause (ii) promptly following the end of each month.

         (ii) In the case of a proposed issuance of a Letter of Credit denominated in an Alternate Currency, the applicable Issuing Lender shall be under no obligation to issue such Letter of Credit if the applicable Issuing Lender cannot issue Letters of Credit denominated in the requested Alternate Currency, in which event the Issuing Lender will give notice to Borrower no later than 10:30 a.m. (Applicable Time) on the second Business Day prior to the date of such issuance that the issuance in the requested Alternate Currency is not then available. If the applicable Issuing Lender shall have so notified Company that any such issuance in a requested Offshore Currency is not then available, Company may, by notice to the applicable Issuing Lender not later than 5:00 p.m. (Applicable Time) two Business Days prior to the requested date of such issuance, withdraw the request for such proposed issuance. If Company does so withdraw such request for such proposed issuance, the issuance requested therein shall not occur. If Borrower does not so withdraw such request for such proposed issuance it shall be deemed to be a request for a Letter of Credit denominated in Dollars in an equivalent aggregate amount.

         (m) CURRENCY EXCHANGE FLUCTUATIONS. If on any Computation Date Administrative Agent shall have determined that the aggregate principal amount of all Loans then outstanding (other than Fronted Offshore Currency Loans) plus the Fronted Offshore Currency Commitment plus the aggregate Dollar Equivalent of Letter of Credit Usage exceeds the combined

Commitments, due to a change in applicable rates of exchange between Dollars and Alternate Currencies, then Administrative Agent shall give notice to Company that a prepayment is required under this Section, and Company agrees thereupon to make prepayments of Committed Loans, subject to Section 2.05, such that, after giving effect to such prepayment, the aggregate amount of all Loans (other than Fronted Offshore Currency Loans) plus the Fronted Offshore Currency Commitment plus the aggregate Dollar Equivalent of Letter of Credit Usage does not exceed the combined Commitments.

         (n) OUTSTANDING LETTERS OF CREDIT. The letters of credit set forth under the caption "Letters of Credit outstanding on the Restatement Date" on
Schedule 1.01 annexed hereto and made a part hereof were issued pursuant to the Existing Credit Agreement and will remain outstanding as of the Restatement Date (the "Outstanding Letters of Credit"). Borrower, each Issuing Lender and each of Lenders hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Lender agrees to participate in each Outstanding Letter of Credit issued by any Issuing Lender in an amount equal to its participation calculated in accordance with Section 2.03(b).

         2.04 SWING LINE LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans until the Maturity Date in such amounts as Company may from time to time request; provided, however, that
(i) the aggregate principal amount of all Swing Line Loans shall not exceed the Swing Line Sublimit and (ii) the Outstanding Obligations of each Lender (including Swing Line Lender's Swing Line Loans) shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Company may borrow, prepay and reborrow Swing Line Loans as set forth herein without premium or penalty; provided, however, that Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon Requisite Notice to Company. Each Swing Line Loan shall be a Base Rate Loan and shall bear interest at the rate of interest (including Applicable Amount, if any) otherwise payable on Base Rate Loans.

         (b) Unless notified to the contrary by Swing Line Lender, Company may irrevocably request a Swing Line Loan on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Swing Line Lender and Administrative Agent not later than the Requisite Time therefor. Promptly after receipt of such request, Swing Line Lender shall obtain telephonic verification from Administrative Agent that such Swing Line Loan is permitted hereunder. Upon receiving such verification, Swing Line Lender shall make such Swing Line Loan available to Borrower. Without the consent of Requisite Lenders and Swing Line Lender, no Swing Line Loan shall be made during the continuation of a Default or Event of Default of which Swing Line Lender has received written notice from Administrative Agent specifically referring to this Section and describing the Default or Event of Default. Upon the making of each Swing Line Loan, each Lender shall be deemed to have purchased from Swing Line Lender a risk participation therein in an amount equal to such Lender's Pro Rata Share times the amount of the Swing Line Loan.

         (c) Swing Line Lender shall be responsible for invoicing Company for interest on the Swing Line Loans. Unless and until any Swing Line Loan is converted into a Borrowing of Base Rate Loans or a funding by Lenders of their participation therein, the interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

         (d) Company shall repay each Swing Line Loan not later than the Requisite Time for payments hereunder upon the earlier of (i) demand made by Swing Line Lender (with a copy to Administrative Agent) and (ii) the Maturity Date. Payments shall be made directly to Swing Line Lender. If the conditions precedent set forth in Section 4.02 can be satisfied, Borrower may request a Borrowing of Committed Loans to repay Swing Line Lender pursuant to Section 2.02 or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) on such payment date in a principal amount equal to such payment. Swing Line Lender shall promptly notify Administrative Agent of each Swing Line Loan and each payment thereof.

         (e) If Company fails to timely make (by payment, a Borrowing or a deemed Borrowing) any payment of principal of or interest on any Swing Line Loan to Swing Line Lender, Swing Line Lender shall notify Administrative Agent of such fact and the unpaid amount. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such unpaid amount by Requisite Notice, and each Lender shall make its Pro Rata Share of such unpaid amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of such or any other Event of Default or any other event. Each Lender's payment shall be deemed to be a funding of such Lender's participation in such Swing Line Loan, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its payment, in the claim of Swing Line Lender against Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Company with respect to such claim. Any amounts made available by a Lender under its risk participation shall not relieve or otherwise impair the obligation of Company to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein, and such amounts made available shall be payable by Company upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

         2.05 SPECIAL PROVISIONS WITH RESPECT TO FRONTED OFFSHORE CURRENCY
LOANS.

         (a) Except as otherwise required by applicable law, in no event shall any Offshore Currency Fronting Lender have the right to accelerate the Fronted Offshore Currency Loans outstanding under any Offshore Currency Addendum prior to the stated termination date in respect thereof, except that each Offshore Currency Fronting Lender shall have such rights upon an acceleration of the Loans and a termination of the combined Commitments pursuant to Section 8.

         (b) Each Offshore Currency Fronting Lender shall furnish to Administrative Agent not less frequently than monthly, at the end of each calendar quarter, and at any other time upon the request of Administrative Agent, a statement setting forth the outstanding Fronted Offshore

Currency Loans made and repaid under each applicable Offshore Currency Addendum during the period since the last such report under such Offshore Currency Addendum.

         (c) Immediately and automatically upon the occurrence of an Event of Default under Sections 8.01(a) or (j), each Lender shall be deemed to have unconditionally and irrevocably purchased from the applicable Offshore Currency Fronting Lender, without recourse or warranty, an undivided interest in and participation in each Fronted Offshore Currency Loan ratably in an amount equal to such Lender's Pro Rata Share of the amount of principal and accrued interest of such Loan, and immediately and automatically all Fronted Offshore Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Fronted Offshore Currency Loan determined as of the date of such conversion; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the applicable Subsidiary Borrower shall pay to the applicable Offshore Currency Fronting Lender all losses and breakage costs related thereto in accordance with Section 3.05. Each of the Lenders shall pay to the applicable Offshore Currency Fronting Lender not later than two (2) Business Days following a request for payment from the applicable Offshore Currency Fronting Lender, in Dollars, an amount equal to the undivided interest in and participation in the Fronted Offshore Currency Loan purchased by such Lender pursuant to this Section 2.05(c). In the event that any Lender fails to make payment to the applicable Offshore Currency Fronting Lender of any amount due under this Section 2.05(c), Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this Section 2.05(c) together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand by the applicable Offshore Currency Fronting Lender and ending on the date such obligation is fully satisfied. Administrative Agent will promptly remit all payments received as provided above to the applicable Offshore Currency Fronting Lender. In consideration of the risk participations prescribed in this Section 2.05(c), each Lender shall receive, from the accrued interest paid for periods prior to the conversion of any Fronted Offshore Currency Loan as described above by the applicable Borrower on each Fronted Offshore Currency Loan, a fee equal to such Lender's Pro Rata Share of the Applicable Amount for Offshore Rate Loans component of the interest accrued on such Loan, as in effect from time to time during the period such interest accrued. Such portion of the interest paid by the applicable Borrower on Fronted Offshore Currency Loans to the applicable Offshore Currency Fronting Lender shall be paid as promptly as possible by such Offshore Currency Fronting Lender to Administrative Agent, and Administrative Agent shall as promptly as possible convert such amount into Dollars at the Spot Rate in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders (including the Offshore Currency Fronting Lender) in proportion to their Pro Rata Share.

         (d) Whenever, at any time after a Lender has purchased a participating interest in a Fronted Offshore Currency Loan, an Offshore Currency Fronting Lender receives any payment on account thereof, such Offshore Currency Fronting Lender will distribute to Administrative Agent for delivery to each Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Offshore Currency Fronting Lender is required to be returned, such Lender will return to Administrative Agent for delivery to such Offshore Currency Fronting Lender any portion thereof previously distributed by Administrative Agent or such Offshore Currency Fronting Lender to it.

         (e) Each Lender's obligation to purchase the participating interests referred to in subsection 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against the applicable Offshore Currency Fronting Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (f) The specification of payment of Fronted Offshore Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall, subject to Section 2.05, be the currency of account and payment of such Loans under this Agreement and the applicable Offshore Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Subsidiary Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement or the applicable Offshore Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Offshore Currency Addendum, such Lender shall have an independent cause of action against each of the Borrowers for the currency deficit. In the event that any payment, upon conversion and transfer, results in payment in excess of the amount of such Offshore Currency due under this Agreement or the Offshore Currency Addendum, such Lender shall refund such excess to the applicable Borrower.

         (g) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of Requisite Lenders, all or any part of any outstanding Fronted Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars assumed by Company with effect from the last day of the Interest Period with respect to any such Fronted Offshore Currency Loans. Administrative Agent will promptly notify Subsidiary Borrower of any such redenomination and conversion request.

         (h) On or after the Restatement Date, with the consent of Administrative Agent, which consent shall not be unreasonably withheld, Company may designate any foreign Subsidiary as a Subsidiary Borrower by delivery to Administrative Agent of a Subsidiary Borrower Supplement executed by such Subsidiary and Company, together with a Fronted Offshore Currency Note in favor of the applicable Offshore Currency Fronting Lender and an Offshore Currency Addendum, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and party to this Agreement; provided, however, that

Company shall not request, and will not permit any of its Subsidiaries to request, and Offshore Currency Fronting Lender shall not enter into, any Offshore Currency Addendum, or amendment to an existing Offshore Currency Addendum, that would result in the sum of the Fronted Offshore Currency Commitments and the Dollar Equivalent of the outstanding Committed Loans denominated in an Offshore Currency exceeding the Offshore Currency Sublimit. For the avoidance of doubt, the parties agree that no Offshore Currency Fronting Lender shall be under any obligation to enter into any Offshore Currency Addendum. As soon as practicable upon receipt of a Subsidiary Borrower Supplement, Administrative Agent will deliver a copy thereof to each Lender. So long as the principal of and interest on all Loans made to any Subsidiary Borrowers under this Agreement shall have been paid in full and all other obligations of such Subsidiary Borrower shall have been fully performed, such Subsidiary Borrower may, upon not less than five Business Days' prior written notice to Administrative Agent and the applicable Offshore Currency Fronting Lender (which shall promptly notify the Lenders thereof), terminate its status as a "Subsidiary Borrower".

         2.06 UTILIZATION OF COMMITMENTS IN OFFSHORE CURRENCIES.

         (a) Administrative Agent will determine the Dollar Equivalent with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans as of the last Business Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.06 or Section 3.03 (each such date under clauses (i) through (iii) a "Computation Date"). Administrative Agent will provide Company with the amount determined pursuant to the foregoing clause (ii) promptly following the end of each month.

         (b) In the case of a proposed Borrowing of Committed Loans comprised of Offshore Currency Loans, Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if Administrative Agent has received notice from any Lender by 3:00 p.m. (Applicable Time) three Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event Administrative Agent will give notice to Company no later than 9:00 a.m. (Applicable Time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, no such Borrowing shall be made and any request for a Committed Loan in such Offshore Currency shall be deemed withdrawn and shall otherwise be without effect.

         (c) In the case of a proposed continuation of Committed Loans comprised of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.02, Lenders shall be under no obligation to continue such Offshore Currency Loans if Administrative Agent has received notice from any Lender by 4:00 p.m. (Applicable Time) three Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the Offshore Currency, in which event Administrative Agent will give notice to Company not later than 9:00 a.m. (Applicable Time) on the second Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the Offshore Currency is not then available, and notice thereof also will be given promptly by Administrative Agent to Lenders. If Administrative Agent shall have so notified Company that any such continuation of Offshore

Currency Loans is not then available, any Request for Extension of Credit with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Administrative Agent will promptly notify Company and Lenders of any such redenomination and, in such notice by Administrative Agent to each Lender, Administrative Agent will state the aggregate Dollar Equivalent of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Pro Rata Share thereof.

         (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of Requisite Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars assumed by Company with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Administrative Agent will promptly notify the applicable Borrower of any such redenomination and conversion request.

         (e) Company shall be entitled to request that Committed Loans hereunder shall also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of each Lender is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). Company shall deliver to Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with
Section 10.02, to be received by Administrative Agent not later than noon (Applicable Time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request Administrative Agent will promptly notify Lenders thereof, and each Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. Administrative Agent will promptly notify Company of the acceptance or rejection of any such request.

         2.07 PREPAYMENTS.

         (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05. Fronted Offshore Currency Loans may be prepaid only as provided in the Offshore Currency Addendum.

         (b) Upon Requisite Notice to Swing Line Lender (with a copy to Administrative Agent) not later than the Requisite Time therefor, Company may at any time and from time to time voluntarily prepay Swing Line Loans in part in the Minimum Amount therefor or in full without premium or penalty.

         (c) If for any reason the Outstanding Obligations exceed the combined Commitments or the Letter of Credit Usage exceeds the Letter of Credit Sublimit as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Company shall immediately prepay Committed Loans and/or Swing Line Loans and/or deposit cash in a Letter of Credit Cash Collateral Account and/or reduce the Fronted Offshore Currency Commitments (to an amount not less than the outstanding Fronted Offshore Currency Loans) in an aggregate amount equal to such excess. If for any reason (whether pursuant to Section 2.06(a) as a result in fluctuation in currency or exchange ratios or otherwise), the outstanding Fronted Offshore Currency Loans exceed the Fronted Offshore Currency Commitment as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, the applicable Subsidiary Borrower shall immediately prepay Fronted Offshore Currency Loans in an aggregate amount equal to such excess.

         (d) Any prepayments pursuant to Section 2.07 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Loans with the shortest Interest Periods remaining.

         (e) If for any reason, on any Computation Date or any other time of calculation by Administrative Agent, (i) the Dollar Equivalent of all Committed Loans denominated in Offshore Currencies plus the outstanding amount of all Fronted Offshore Currency Commitments exceeds either the combined Commitments or the Offshore Currency Sublimit as a result of fluctuations in currency exchange rates or otherwise, Borrowers shall immediately prepay loans in an aggregate amount equal to such excess or (ii) the Dollar Equivalent of all Fronted Offshore Currency Loans in the same Alternative Currency exceeds the aggregate Fronted Offshore Currency Commitments with respect thereto as a result of fluctuations in currency exchange rates or otherwise, the applicable Borrowers shall immediately prepay Fronted Offshore Currency Loans in such Alternate Currency in an aggregate amount equal to such excess.

         2.08 REDUCTION OR TERMINATION OF COMMITMENTS. (a) VOLUNTARY COMMITMENT REDUCTIONS. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction. Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Fronted Offshore Currency Commitments in a Minimum Amount therefor to an amount not less than the outstanding Fronted Offshore Currency Loans at such time or terminate any Fronted Offshore Currency Commitment. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid participation fees under Section 2.10(d) with respect to the portion of the Fronted Offshore Currency Commitment being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments or Offshore Currency Fronting Lender of any such request for reduction or termination of the Fronted Offshore Currency Commitment.

         (b) MANDATORY COMMITMENT REDUCTIONS. Upon receipt by Borrower or any of its Subsidiaries of Net Proceeds realized upon a Disposition (other than Ordinary Course Dispositions) made by Borrower or any of its Subsidiaries, the Commitment of each Lender shall automatically be reduced by an amount equal to such Lender's Pro Rata Share of such Net Proceeds, provided that the Commitments will not be so reduced on such date to the extent that no Default or Event of Default then exists and Borrower delivers a certificate to Administrative Agent on or prior to such date stating the amount and stating that such Net Proceeds shall be used to purchase assets used in the same or similar line of business of Borrower or any of its Subsidiaries within 365 days following the date of such Disposition; provided, further, if all or any portion of such Net Proceeds not deemed to reduce the combined Commitments are not so used within such 365 day period, the Commitment of each Lender shall automatically be reduced by an amount equal to such Lender's Pro Rata Share of such remaining portion on the last day of such 365 day period to the extent that Net Proceeds not deemed to reduce the combined Commitments and not so reinvested exceed $25,000,000 in the aggregate from the Closing Date through the date of such Disposition.

         (c) SCHEDULED COMMITMENT REDUCTIONS. In addition to any reductions pursuant to Section 2.07(b), the combined Commitments will be permanently reduced by the following amounts (as reduced by any reduction in the applicable year pursuant to Section 2.07(a)) annually on April 11, 2002 and each anniversary thereof through and including the Maturity Date:

                  Date                                                      Amount
                  ----                                                      ------
              April 11, 2002              $9,750,000 plus 13% of the amount the combined Commitments have been increased pursuant to Section 2.12 on or prior to such date

              April 11, 2003              $10,500,000 plus 14% of the amount the combined Commitments have been increased pursuant to Section 2.12 on or prior to such date

              April 11, 2004              $9,750,000 plus 13% of the amount the combined Commitments have been increased pursuant to Section 2.12 on or prior to such date

              April 11, 2005              Balance of combined Commitments on such date

                  To the extent applicable, Company will make the prepayments required by Section 2.06(c) on such dates.

         2.09 PRINCIPAL AND INTEREST.

         (a) Except as otherwise provided hereunder, if not sooner paid, Company agrees to pay the outstanding principal amount of each Committed Loan on the Maturity Date and each Subsidiary Borrower agrees to pay the outstanding principal amount of each Fronted Offshore Currency Loan on the Maturity Date.

         (b) Subject to subsection (c) below, and unless otherwise specified herein, the applicable Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount for such type of Loan.

         (c) If (i) any Event of Default under Sections 8.01(a) or (b) exists and is continuing or (ii) Administrative Agent has given notice to Company that any other Event of Default exists and is continuing and the Default Rate is applicable, all Loans outstanding hereunder shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law until such Event of Default no longer exists and is continuing. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

         2.10 FEES.

         (a) COMMITMENT FEE. Company shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a commitment fee equal to the Applicable Amount times the actual daily amount by which the combined Commitments exceed the Outstanding Obligations (excluding Swing Line Loans and excluding Fronted Offshore Currency Commitments except to the extent that Fronted Offshore Currency Loans are outstanding). The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

         (b) AGENCY FEES. Company shall pay to Administrative Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Company and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

         (c) OFFSHORE CURRENCY FRONTING FEE. Company shall pay the applicable Offshore Currency Fronting Lender a fronting fee in respect of each Fronted Offshore Currency Commitment in accordance with the Offshore Currency Addendum (or other agreement with such Offshore Currency Fronting Lender).

         2.11 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.12 MAKING PAYMENTS.

         (a) Except as otherwise provided herein, all payments by Borrowers or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. Except as provided in Section 2.05 hereof, all payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

         (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrowers, by crediting a deposit account designated from time to time by Borrowers to Administrative Agent by Requisite Notice, and
(ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, Administrative Agent shall return any funds it is holding to Lenders making such funds available, together with interest thereon in respect of each day from and including the date such amount was made available by such Lender to Administrative Agent to the date such amount is repaid to such Lender at the Federal Funds Rate.

         (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

         (d) Unless a Borrower or, except as otherwise expressly provided in
Section 2.14 with respect to Fronted Offshore Currency Loans, any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that such Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

                  (i) if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such

         Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify the applicable Borrower, and the applicable Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate. and (B) from the applicable Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (e) If Administrative Agent or any Lender is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by a Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand (or the next Business Day if such demand is made after 12:00 p.m. Applicable Time) to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

         2.13 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 INCREASE IN COMMITMENTS.

         (a) Company may from time to time prior to April 11, 2002, upon Requisite Notice to Administrative Agent (who shall promptly notify Lenders), request an increase in the combined Commitments in a minimum amount of $10,000,000 up to an aggregate increase of $25,000,000. Each Lender shall respond to Administrative Agent by Requisite Notice whether or not it agrees to increase its Commitment and, if so, by an amount equal to or less than its Pro Rata Share of such requested increase. If any Lender declines, or is deemed to have declined, to participate in any such increase to the full extent of its Pro Rata Share thereof, Company may request, through Administrative Agent, that (i) one or more other Lenders, in their sole and absolute discretion, increase their Commitment(s) by an aggregate amount equal to such shortfall and/or (ii) add a financial institution procured by Company which would qualify as an Eligible Assignee as a Lender with a Commitment equal to such shortfall (in which case the provisions of Section 10.22(b) shall apply). Each request delivered to Administrative Agent and Lenders under this Section shall specify the time period within which Lenders are to respond. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Administrative Agent shall notify Company and each Lender of Lenders' responses to each request made hereunder.

         (b) If any Commitments are increased in accordance with this Section, Administrative Agent and Company shall determine the effective date of such increase (the "Effective Date"). Administrative Agent and Company shall promptly confirm in writing to Lenders the final allocation of such increase and the Effective Date. As a condition precedent to such increase, Company shall deliver to Administrative Agent a certificate dated as of the Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of Company
(i) certifying and attaching the resolutions adopted by each applicable Borrower Party approving or consenting to such increase and (ii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Section 5 are true and correct on and as of the Effective Date and no Default or Event of Default exists. Company shall deliver new or amended Notes reflecting the increased Commitment of any Lender holding or requesting a Note. Administrative Agent shall distribute an amended Schedule 2.01 (which shall be incorporated into this Agreement), to reflect any changes therein. Company shall prepay any Offshore Rate Loans outstanding on the Effective Date (and pay any breakfunding costs in connection therewith pursuant to Section 3.05) to the extent necessary to keep outstanding Loans ratable with any revised Pro Rata Shares arising from a nonratable increase in the Commitments under this Section.

         (c) This section shall supercede any provisions in Section 10.01 to the contrary.

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by each Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, such Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Each Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender, amounts payable under Section 3.01(c) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         3.02 ILLEGALITY.

         If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or to determine or charge interest rates based upon the Offshore Rate then, on notice thereof by such Lender to Company through Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies Administrative Agent and Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Company shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of such Lender (regardless of whether the Company was the initial Borrower), either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) adequate and reasonable means do not exist for determining the Offshore Rate for an Applicable Currency for any requested Interest Period with respect to a proposed Offshore Rate Loan, or (b) such underlying interest rate does not adequately and fairly reflect the cost to Lenders of funding such Offshore Rate Loan, Administrative Agent will promptly notify Company and all Lenders. Thereafter, the obligation of Lenders to make or maintain such Offshore Rate Loan in such Applicable Currency shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Company may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Committed Loans that are Base Rate Loans in the amount specified therein and such Loans shall be assumed by Company notwithstanding the fact that the Loans may initially have been made to a Subsidiary Borrower.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Lender determines that any Laws:

                  (i) subject such Lender to any tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

                  (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment and Fronted Offshore Currency Commitment); or

                  (iii) shall impose on such Lender or on the offshore Dollar or Offshore Currency interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Company shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Company shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 BREAKFUNDING COSTS. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of Administrative Agent or any Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent or any Lender may use any reasonable averaging and attribution methods. For purposes of this Section 3, a Lender shall be deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate or Fronted Offshore Currency Rate, as applicable, for such Loan by a matching deposit or other borrowing in the offshore Dollar or Offshore Currency interbank market, whether or not such Offshore Rate Loan or Fronted Offshore Currency Loan, as applicable, was in fact so funded.

         (b) Upon any Lender making a claim for compensation under Section 3.01 or 3.04, Borrower may remove and replace such Lender in accordance with Section 10.22.

         3.07 SURVIVAL. All of Borrowers' obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.

                                   SECTION 4.
         CONDITIONS PRECEDENT TO EFFECTIVENESS AND EXTENSIONS OF CREDIT

         4.01 CONDITIONS TO EFFECTIVENESS OF RESTATEMENT. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or immaterial items or with respect to which Company has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Restatement Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated on, or in the case of third-party certificates, recently before the Restatement Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

                  (i) Credit Agreement and Notes. (A) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Company;

                  (B) Amended and Restated Committed Loan Notes executed by Company in favor of each Lender requesting same, each in a principal amount equal to such Lender's Commitment;

                  (ii) Resolutions; Incumbency. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                  (iii) Good Standing; Organizational Documents. Such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

                  (iv) Certificate. A certificate signed by a Responsible Officer of Company certifying (A) that the conditions specified in Sections 4.01(c) and (d) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

                  (v) Legal Opinions. An opinion of Bryan Cave, general counsel to Company, Subsidiary Borrower and the other Subsidiaries of Company, addressed to Administrative Agent and Lenders in form and substance satisfactory to Administrative Agent;

                  (vi) Collateral Documents. The Collateral Documents (or amendments thereto), executed by the Borrower Parties, in appropriate form for recording, where necessary, together with:

                           (A) copies of all UCC-l financing statements to be filed, registered or recorded to perfect (or maintain perfection of) the security interests of Administrative Agent for the benefit of Lenders, and other filings, registrations and recordings necessary and advisable to perfect or maintain the Liens of Administrative Agent for the benefit of Lenders in accordance with applicable law;

                           (B) written advice relating to such Lien and judgment searches as Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Liens permitted under this Agreement);

                           (C) all certificates and instruments representing the Pledged Collateral and stock and note transfer powers executed in blank with signatures guaranteed as Administrative Agent may specify;

                           (D) to the extent requested by Administrative Agent, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Mortgages;

                           (E) with respect to the Mortgaged Property, (A) an ALTA Form B (or other form acceptable to Administrative Agent and Lenders) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to Administrative Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgages create and constitute a valid first Lien against the Mortgaged Property in favor of Administrative Agent, subject only to exceptions acceptable to Administrative Agent, with such endorsements and affirmative insurance as Administrative Agent may reasonably request or (B) evidence satisfactory to Administrative Agent that such policies issued pursuant to the Existing Credit Agreement with respect to such properties as Administrative Agent may require remain in full force and effect as to the Obligations under this Agreement;

                           (F) evidence that Administrative Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by the Mortgage;

                           (G) flood insurance and earthquake insurance, to the extent applicable, on terms reasonably satisfactory to Administrative Agent;

                           (H) proof of payment (or arrangements therefor satisfactory to Administrative Agent) of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Closing Date or thereafter) including sums due in connection with any future advances; and

                           (I) evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect (or maintain) and protect the first priority Lien created by the Collateral Documents, and to enhance Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken (or arrangements therefor satisfactory to Administrative Agent have been made);

                  (vii) Other Documents. Such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or Requisite Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Restatement Date shall have been paid, including any such fees arising under or referenced in Sections 2.10 and 10.03.

         (c) The representations and warranties made by Borrowers herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Restatement Date.

         (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

         (e) Unless waived by Administrative Agent, Company shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Restatement Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Company and Administrative Agent).

         4.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in
Section 2, the obligation of each Lender to honor any Request for Extension of Credit other than a Conversion or Continuation is subject to the following conditions precedent:

         (a) the representations and warranties of Borrowers contained in
Section 5, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date.

         (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

         (c) Administrative Agent or Offshore Currency Fronting Lender, as applicable, shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

         (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

         Each Request for Extension of Credit by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Extension of Credit.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         Company represents and warrants to Administrative Agent and Lenders that:

         5.01 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each Borrower Party is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that any such nonqualification or noncompliance does not have a Material Adverse Effect.

         5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and each Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents to which a Borrower Party is a party have been duly executed and delivered by such Borrower Party, and constitute a legal, valid and binding obligation of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms.

         5.03 NO LEGAL BAR. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject or (b) constitute a default under any such agreement or instrument or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries.

         5.04 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

         (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

         5.05 LITIGATION. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Company after due and diligent investigation, threatened against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, has a Material Adverse Effect.

         5.06 NO DEFAULT. Neither any Borrower Party nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation which has a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

         5.07 OWNERSHIP OF PROPERTY; LIENS. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and its Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.02.

         5.08 TAXES. Each Borrower Party and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided, however, that in each case no material item or portion of property of any Borrower Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

         5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

         (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.10 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Company nothing has occurred which would prevent, or cause the loss of, such qualification. Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.11 INTANGIBLE ASSETS. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

         5.12 COMPLIANCE WITH LAWS. Each Borrower Party and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.

         5.13 ENVIRONMENTAL COMPLIANCE. Each Borrower Party and its Subsidiaries has conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Company has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

         5.14 INSURANCE. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower Party or such Subsidiary operates.

         5.15 COLLATERAL DOCUMENTS.

         (a) The provisions of each of the Collateral Documents are effective to create in favor of Administrative Agent for the benefit of Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of Borrower Parties party thereto in the collateral described therein, subject only to Liens permitted under this Agreement.

         (b) Each Mortgage when delivered will be effective to grant to Administrative Agent for the benefit of Lenders a legal, valid and enforceable lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and any Ordinary Course Liens and except as noted in the title policies delivered to Administrative Agent pursuant to Section 4.01, is subject to a legal, valid, enforceable and perfected first priority lien; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the applicable Borrower Party under such Mortgage in all personal property and fixtures covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein as noted in the title policies delivered to Administrative Agent pursuant to
Section 4.01, and Ordinary Course Liens.

         (c) All representations and warranties of Borrower Parties contained in the Collateral Documents are true and correct.

         5.16 CAPITALIZATION; SUBSIDIARIES.

         As of the Restatement Date, Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16. The capitalization of Company's Subsidiaries as of the Restatement Date is as set forth on part (a) of
Schedule 5.16.



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

         5.17 SWAP OBLIGATIONS.

         Neither Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Ordinary Course Swap Obligations. Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

         5.18 SUBSIDIARY BORROWER SUPPLEMENT.

         For so long as any Subsidiary Borrower remains a "Subsidiary Borrower", the representations and warranties of such Subsidiary in the Subsidiary Borrower Supplement are true and correct.

         5.19 DISCLOSURE. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Company shall, and shall (except in the case of Company's reporting covenants), cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Requisite
Lenders:

         (a) as soon as available, but not later than the earlier of (i) five days after the filing thereof with the SEC and (ii) 90 days after the end of each fiscal year of Company, a consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Requisite Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to Requisite Lenders; and

         (b) as soon as available, but not later than the earlier of (i) five days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Company as fairly presenting the financial condition, results of operations and cash flows of Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and Requisite Lenders, with sufficient copies for each Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Company;

         (c) concurrently with the delivery of the financial statements referred to in Section 6.01(a), (i) a consolidating balance sheet and income statement for such year (which need not be audited) and, in the case of such income statement, setting forth in comparative form the figures for the previous fiscal year, and (ii) a budget for the next succeeding fiscal year;

         (d) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Company by independent accountants in connection with the accounts or books of Company or any Subsidiary, or any audit of any of them;

         (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Company, and copies of all annual, regular, periodic and special reports and registration statements which Company may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

         (f) promptly after the occurrence thereof, notice of any Default or Event of Default;

         (g) notice of any material change in accounting policies or financial reporting practices by Company or any Subsidiary;

         (h) notice of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Company or any Subsidiary and any Governmental Authority;

or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

         (i) notice of the occurrence of any of the following events affecting Company or any ERISA Affiliate (but in no event more than 10 days after such event becomes known to an officer of Company or any Subsidiary), and deliver to Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Borrower or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event;

                           (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                           (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Company or any ERISA Affiliate resulting in a material contribution obligation; or

                           (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

         (j) notice upon, but in no event later than 15 days after, any officer of Company or any Subsidiary becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Company or any Subsidiary that could reasonably be anticipated to cause such property of Company or such Subsidiary or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

         (k) promptly after the occurrence thereof, notice of any Material Adverse Effect; and

         Each notice pursuant to this Section 6.02 shall be accompanied by a statement of a Responsible Officer of Company setting forth details of the occurrence referred to therein and stating what action Company has taken and proposes to take with respect thereto.

         6.03 PAYMENT OF TAXES. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

         6.04 PRESERVATION OF EXISTENCE. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

         6.05 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

         6.06 MAINTENANCE OF INSURANCE. Maintain liability and casualty insurance with financially sound and reputable insurance companies in such amounts with such deductibles and against such risks as is customary for similarly situated businesses.

         6.07 COMPLIANCE WITH LAWS.

         (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have Material Adverse Effect.

         (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, noncompliance with which has a Material Adverse Effect.

         6.08 INSPECTION RIGHTS. At any time during regular business hours and as often as reasonably requested and, in the absence of a Default or Event of Default, with reasonable advance notice and at the Lender's expense, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

         6.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Company or the applicable Subsidiary.

         6.10 COMPLIANCE WITH ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.11 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

         6.12 USE OF PROCEEDS. Use the proceeds of Extensions of Credit for lawful general corporate purposes not otherwise in contravention of this Agreement.

         6.13 FURTHER ASSURANCES.

         (a) Company shall ensure that all written information, exhibits and reports furnished to Administrative Agent or Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Administrative Agent and Lenders and correct any material defect or error that is discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

         (b) Promptly upon request by Administrative Agent or the Required Lenders, Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to Lenders under any Loan Document or under any other document executed in connection therewith.

         6.14 ADDITIONAL GUARANTIES AND PERSONAL PROPERTY PLEDGE.

         Effective upon any Person becoming a Domestic Subsidiary (other than any Domestic Subsidiary that is not a Material Subsidiary), such Person shall
(i) join as a guarantor under the Subsidiary Guaranty and join the Security Agreement pursuant to amendments thereto in form and substance acceptable to Administrative Agent and (ii) provide to Company an intercompany note to the extent intercompany loans from Company to such Subsidiary exist and such loan is evidenced by a note, which note shall be pledged to Collateral Agent pursuant to the Pledge Agreement; provided, that any Domestic Subsidiary which does not become a party to the Subsidiary Guaranty and the Security Agreement because it does not satisfy the requirement in the parenthetical clause above shall execute the Subsidiary Guaranty and the Security Agreement if it subsequently acquires sufficient assets to satisfy such requirement; provided, further, that if all Domestic Subsidiaries which are not party to the Subsidiary Guaranty and the Security Agreement hold 5.0% or more of the total assets of Company and its Subsidiaries, then such Domestic Subsidiaries shall promptly execute the Subsidiary Guaranty and the Security Agreement so that, upon such execution, such 5.0% threshold is no longer exceeded. Company shall promptly notify Administrative Agent at any time at which, in accordance with this

Section 6.14, any Subsidiary shall be required to join as a guarantor under the Subsidiary Guaranty and the Security Agreement.

         6.15 ADDITIONAL REAL PROPERTY.

         Concurrent with (a) the acquisition by Company or any Domestic Subsidiary of any parcel of property in the United States which has a fair market value in excess of $1,000,000 or (b) the acquisition or lease by Company or any Domestic Subsidiary of any parcel of property which, in Administrative Agent's determination, is otherwise of significant value to the operations of Company and its Subsidiaries, unless the Required Lenders shall otherwise direct, Company shall, or shall cause such Domestic Subsidiary to, execute and deliver to Administrative Agent a Mortgage on such parcel or leasehold substantially in the form of the applicable Mortgages executed and delivered on the Closing Date, together with such other of the items specified in Section 4.01(a)(vi) as shall be applicable thereto, in each case in form and substance reasonably acceptable to Administrative Agent.

         6.16 ADDITIONAL PLEDGE.

         Effective upon any Person becoming a Subsidiary, Company shall, or shall cause the shareholder or shareholders thereof, to pledge the stock or other equity interests thereof to Collateral Agent pursuant to documentation reasonably acceptable to Administrative Agent; provided, that such shareholder shall only be required to pledge 65% of the equity interests of any Subsidiary which is not a Domestic Subsidiary.

         6.17 GOVERNMENT CONTRACTS.

         Company shall (i) deliver or cause to be delivered to Administrative Agent a list in the form of Schedule 6.17 of each Government Contract and Government Subcontract which has a remaining contract value in excess of $1,000,000, and any amendments thereto, to which Company or any of its Subsidiaries is a party and (ii) notify Administrative Agent of (A) the name and address of any surety with respect to any such Government Contract or Subcontract to which Company or any of its Subsidiaries is a party and (B) the cancellation or early termination of any of such Government Contracts or, Subcontracts.

         6.18 INTELLECTUAL PROPERTY PLEDGE.

         Upon the occurrence of a Default or Event of Default and at the request of Administrative Agent, Borrower shall, and shall cause its Subsidiaries to, execute and file assignment agreements with the United States Patent and Trademark Office providing a first priority security interest in intellectual property Collateral in favor of the Administrative Agent.

         6.19 ENVIRONMENTAL INSPECTION UPDATES.

         Upon the occurrence of a Default or Event of Default and at the request of Administrative Agent, Company shall, and shall cause its Subsidiaries to, at Company's expense, request environmental site assessments with respect to the real property of Borrower Parties from an environmental auditing firm acceptable to Administrative Agent.

                                   SECTION 7.
                               NEGATIVE COVENANTS

         So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness outstanding on the Closing Date and listed on Schedule
7.01 (but not any refinancings, refundings, renewals or extensions thereof);

         (c) Indebtedness consisting of Guaranty Obligations permitted pursuant to Section 7.07;

         (d) Indebtedness incurred in connection with leases permitted pursuant to Section 7.06;

         (e) (i) unsecured Indebtedness owed to Borrower by any Subsidiary so long as it is not evidenced by a note and is incurred in accordance with Section
7.05 and (ii) unsecured Indebtedness owed by Borrower or any Subsidiary to a Subsidiary, provided, that the aggregate outstanding principal amount of all such Indebtedness owed by Borrower or any Subsidiary to Subsidiaries that are not party to the Subsidiary Guaranty shall not at any time exceed $10,000,000;

         (f) Indebtedness incurred in connection with the PTI TROL Documents (and any renewals or extensions thereof);

         (g) Ordinary Course Indebtedness; and

         (h) Other Indebtedness not exceeding $10,000,000 in the aggregate at any time.

         7.02 LIENS. Incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

         (a) Liens pursuant to any Loan Document;

         (b) Liens existing on the Closing Date and listed on Schedule 7.01;

         (c) Ordinary Course Liens;

         (d) Liens on assets of corporations which become Subsidiaries after the Restatement Date, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the obligations secured by all such Liens in the aggregate at any time outstanding do not exceed (i) $10,000,000, less (ii) amounts outstanding under paragraphs (e) and (h);

         (e) purchase money security interests on any property acquired or held by Company or its Subsidiaries, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and other like assets in respect of which financing was provided by the same lender to the obligor of such Indebtedness, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under Section 7.01(d), (i) $10,000,000, less (ii) amounts outstanding under paragraphs (d) and
(h);

         (f) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

         (g) Liens pursuant to the PTI TROL Documents to secure the PTI TROL;
and

         (h) Liens securing Indebtedness of Subsidiaries that are not Domestic Subsidiaries provided that the principal amount of the Indebtedness secured by any and all such Liens shall not at any time exceed (i) $10,000,000, less (ii) amounts outstanding under paragraphs (d) and (e).

         7.03 FUNDAMENTAL CHANGES. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long as no Default or Event of Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) Company provided that Company shall be the continuing or surviving corporation, (ii) any one or more Subsidiaries, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary; provided that when any wholly-owned Subsidiary is merging into another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person and provided, further, that if one of the merging Persons is a Guarantor, the continuing or surviving Person is a Guarantor; and

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Company or to another Subsidiary; provided that when any wholly-owned Subsidiary is selling all or substantially all of its assets to another Subsidiary, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary.

         7.04 DISPOSITIONS. Make any Dispositions, except:

         (a) Ordinary Course Dispositions;

         (b) Dispositions permitted by Section 7.03;

         (c) sale/leaseback transactions involving an aggregate consideration not to exceed $10,000,000 after the Closing Date; and

         (d) Dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any Disposition, no Event of Default shall exist or shall result from such Disposition (ii) the aggregate value of all assets sold in any Disposition or series of related Dispositions shall not exceed 15% of the total assets of Company and its Subsidiaries and
(iii) the aggregate value of all assets so sold by Company and its Subsidiaries after the Closing Date, shall not exceed $25,000,000 provided that to the extent that no Default or Event of Default then exists and Company delivers a certificate to Administrative Agent on or prior to the date of the Disposition stating that the Net Proceeds shall be used to purchase assets used in the same or similar line of business of Company or any of its Subsidiaries within 365 days following the date of such Disposition; the Disposition shall not reduce the $25,000,000 limit provided, further, if all or any portion of such Net Proceeds not deemed to reduce the $25,000,000 limit are not so used within such 365 day period, the $25,000,000 limit shall automatically be reduced by an amount equal to such remaining portion on the last day of such 365 day period to the extent that Net Proceeds not so reinvested or deemed to reduce the $25,000,000 limit.

         7.05 INVESTMENTS. Make any Investments, except:

         (a) Investments existing on the Closing Date and listed on Schedule
7.05;

         (b) Ordinary Course Investments;

         (c) Investments permitted by Section 7.03;

         (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the cash consideration for any Acquisition or series of related Acquisitions shall not exceed $25,000,000 (ii) such Acquisitions are undertaken in accordance with all applicable Laws, (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (iv) Company provides Administrative Agent and Lenders with a certificate at least ten days prior to the consummation of such Acquisition evidencing that, after giving effect to such Acquisition, (A) its Leverage Ratio would be at least equal to that required pursuant to Section 7.17 and its Minimum Consolidated EBITDA would be at least equal to that required pursuant to Section 7.18 as of such date (in each case as determined on a pro forma basis as of the last day of the preceding fiscal quarter) and (B) the Outstanding Obligations on the date such Acquisition is expected to be consummated are at least $7,500,000 less than the combined Commitments, (v) the Person or business which is the subject of such Acquisition is in the same or similar line of business as Company and its Subsidiaries, and
(vi) such Acquisition consists exclusively of (A) assets located in the United States or (B) a Person organized under the laws of the United States or any state thereof;

         (e) advances to vendors of Company and its Subsidiaries, or suppliers to such vendors, to enable such vendors and suppliers to purchase goods or parts to be processed and sold to Company and its Subsidiaries in the ordinary course of business and consistent with past practices;

         (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (g) Investments (i) by Company or any Subsidiary in Subsidiaries to the extent not permitted under clause (c) above and (ii) incurred in order to consummate Acquisitions of (x) assets located outside the United States or (y) Persons which are not organized under the laws of the United States or any state thereof; provided, that the cash consideration for any such Acquisition or series of related Acquisitions shall not exceed $25,000,000; provided, further, the aggregate cash consideration paid therefor after the Closing Date shall not exceed $35,000,000; and provided, further, that any such Investment made in order to consummate an Acquisition shall be made in compliance with clauses
(ii), (iii), (iv) and (v) of paragraph (d) above; and

         (h) other Investments not exceeding $10,000,000 in the aggregate after the Closing Date.

         7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

         (a) operating leases for real or personal property in existence on the Closing Date or entered into by Company or any Subsidiary after the Closing Date in the ordinary course of business; provided that the aggregate annual lease payments for all such operating leases shall not exceed $8,000,000;

         (b) leases entered into by Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions permitted under Section 7.04; and

         (c) leases entered into by Company or any Subsidiary pursuant to the PTI TROL Documents.

         7.07 GUARANTY OBLIGATIONS.

         Create, incur, assume or suffer to exist any Guaranty Obligations except:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b) Ordinary Course Swap Obligations;

         (c) Guaranty Obligations of Company and its Subsidiaries existing as of the Restatement Date and listed in Schedule 7.01;

         (d) Guaranty Obligations with respect to Indebtedness of Company or of Company's direct or indirect wholly-owned Subsidiaries permitted pursuant to
Section 7.01;

         (e) Guaranty Obligations with respect to Surety Instruments incurred by Company and its Subsidiaries (including on behalf of third parties) in the ordinary course of business; and

         (f) Guaranty Obligations with respect to performance guaranties of obligations of Subsidiaries incurred by Company and its Subsidiaries in the ordinary course of business.

         7.08 RESTRICTED PAYMENTS. Make any Restricted Payments except:

         (a) purchases, redemptions or other acquisitions of shares of Company's common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

         (b) declarations or payments of cash dividends to Company's stockholders and purchases, redemptions or other acquisitions of shares of Company's Capital Stock or warrants, rights or options to acquire any such shares for cash and computed on a cumulative consolidated basis; provided, that,
(i) all such payments made in any period of four fiscal quarters (ending with the fiscal quarter in which any such payment is made) shall not exceed $10,000,000, (ii) all such payments made between the Closing Date and the Maturity Date shall not exceed $25,000,000 and (iii) immediately after giving effect to such proposed action, no Default or Event of Default would exist (determined with respect to Sections 7.18 and 7.19 on a pro forma basis as of the last day of the previous fiscal quarter).

         7.09 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

         7.10 CHANGE IN NATURE OF BUSINESS. Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof, provided that any Borrower Party may enter into any business substantially similar, related or incidental to the existing business of such Borrower Party.

         7.11 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Company other than arm's-length transactions with Affiliates that are otherwise permitted hereunder and except for:

         (a) employment or severance agreements entered into by Company or any of its Subsidiaries in the ordinary course of business;

         (b) transactions between or among Company and/or its Subsidiaries in the ordinary course of business;

         (c) the payment of reasonable directors' fees and benefits, provided that the amount of such fees and benefits paid to any Affiliate does not exceed the amount of such fees and benefits paid to any Person who is not otherwise an Affiliate of Company;

         (d) payments permitted pursuant to Section 7.08 and transactions permitted pursuant to Section 7.05 or Section 7.07;

         (e) the provision of officers' and directors' indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; and

         (f) the payment of employee salaries, bonuses and employee benefits in the ordinary course of business.

         7.12 HOSTILE ACQUISITIONS. Use the proceeds of any Loan in connection with the acquisition of a voting interest of five percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person unless (a) Company has given Administrative Agent (who shall promptly notify each Lender) five Business Days' prior notice thereof and (b) no Lender shall have, within that period, notified Administrative Agent (who shall promptly notify Company) not consented to the use of the proceeds of such Loan for that purpose.

         7.13 LIMITATIONS ON UPSTREAMING. Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary to Company.

         7.14 MARGIN REGULATIONS. No Borrower Party shall use the proceeds of any Extensions of Credit hereunder for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

         7.15 ACCOUNTING CHANGES.

         Company shall not, and shall not suffer or permit any Subsidiary to,
(a) make any significant change in accounting treatment or reporting practices, except (i) as required by GAAP, (ii) a change in the depreciation method employed, (iii) a change in a Subsidiary's accounting treatment or reporting practices to conform the accounting practices or reporting practices of newly acquired Subsidiaries to the methods used by Company, and (iv) any other change which does not affect the calculations required to determine compliance with
Section 7.18, or 7.19, or (b) change the fiscal year of Company or of any Subsidiary.

         7.16 AMENDMENTS TO CHARTER AND AGREEMENTS; PTI TROL; SUBORDINATED INDEBTEDNESS.

         Company will not, nor will it permit any Subsidiary to, (a) make any amendment or modification to (i) the PTI TROL Documents which increases the amount of Indebtedness thereunder or which is materially adverse to Administrative Agent or Lenders or (ii) any indenture, notes or other agreement evidencing or governing any subordinated Indebtedness, (b) directly or indirectly prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any Indebtedness under the PTI TROL or any subordinated Indebtedness, except that Company may pay the PTI TROL on the scheduled maturity date therefor in accordance with the terms thereof or (c) make any amendment or modification to any terms or provisions of its Organizational Documents which is materially adverse to Administrative Agent or Lenders without the prior written consent of the Required Lenders.

         7.17 LEVERAGE RATIO.

         Company shall not permit its Leverage Ratio as determined as of the last day of each fiscal quarter for the immediately preceding four fiscal quarters in any period set forth below to be greater than the ratio set forth below for such period:

                         Period                           Ratio
                         ------                           -----
                 4/01/00 through 3/31/01                 3.00:1.0
                 4/01/01 through 3/31/02                 3.00:1.0
                 4/01/02 through 3/31/03                 2.75:1.0
                 4/01/03 through 3/31/04                 2.50:1.0
                 4/01/04 and thereafter                  2.25:1.0

         7.18 MINIMUM CONSOLIDATED EBITDA.

         Company shall not permit its Consolidated EBITDA determined as of the last day of each fiscal quarter for the immediate preceding four fiscal quarters to be less than the sum of (a) $20,000,000 plus (b) the lesser of (i) 80% of Acquired Cash Flow or (ii) $10,000,000.

         7.19 NO PREFERRED STOCK.

         Company shall not, and shall not suffer or permit any Subsidiary to, issue any additional Capital Stock other than in the case of Company, (i) additional shares of its common stock and (ii) shares of its preferred stock issued in a public offering registered under the Securities Act of 1933; provided that any such preferred stock shall not be subject to any mandatory redemption or repurchase provisions that would require redemption or repurchase thereof on or prior to September 30, 2005.

         7.20 CHANGE IN AUDITORS. Change the certified public accountants auditing the books of Borrower except to certified public accountants of nationally recognized standing reasonably acceptable to Requisite Lenders.

         7.21 NEGATIVE PLEDGES.

         Company shall not, nor will it permit any Subsidiary to, agree to or become bound by any agreement or other arrangement that would restrict or impair the ability of Company or any Subsidiary to grant Administrative Agent the Liens contemplated under the Collateral Documents; provided, however, that any agreement, note, indenture or other instrument entered into by Company or any Subsidiary in connection with a Lien permitted by the terms of Section 7.02 may prohibit the creation of any other Lien on the items of property which are the subject of such permitted Lien.

                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

         (a) Any Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

         (b) Any Borrower fails to pay any interest on any Outstanding Obligation or any commitment fees due hereunder within three days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date due; or

         (c) Any default occurs in the observance or performance of any agreement contained in Section 6.01, 6.02, 6.04, 6.08 or 7; or

         (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

         (f) (i) Any Borrower Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of the Threshold Amount or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of the Threshold Amount to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) the occurrence of any Termination Event under such Swap Contract (as defined therein) as to which Company or any Subsidiary is an Affected Party (as so defined) as a result of which, in either event, the Swap Termination Value owed by Company or such Subsidiary is greater than the Threshold Amount; or (iii) Company or any Subsidiary fails to perform or observe any condition or covenant under any contract providing for the issuance of, or reimbursement of amounts in respect of, Surety Instruments (other than non-surety Letters of Credit), which in such event requires the making of payments, in the aggregate in excess of the Threshold Amount, net of the proceeds of insurance policies and indemnity agreements in favor of Company or any Subsidiary and received or reasonably expected to be received thereby; or
(iv) the occurrence under any PTI TROL Document of any Event of Default (as defined in the PTI TROL Participation Agreement); or

         (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (h) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Liens permitted under Section 7.02.

         (i) (i) A final judgment against any Borrower Party is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case, if such judgment remains unsatisfied without procurement of a stay of execution within (A) 30 calendar days after the date of entry of judgment or, (B) if earlier, five days prior to the date of any proposed sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

         (j) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Company or any

ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (l) There occurs any Change of Control of Company; or

         (m) Any Governmental Authority revokes or fails to renew any license, permit or franchise of Borrower or any Material Subsidiary, or Company or any Material Subsidiary for any reason loses any license, permit or franchise, or Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise, and any such event, results in, or could reasonably be expected to result in, a Material Adverse Effect; or

         (n) Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Subsidiary Guaranty; or the Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at paragraph (j) of this Section occurs with respect to any Guarantor; or

         (o) (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Company or any Subsidiary party thereto or Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

             (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Liens permitted under this Agreement.

         8.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(j):

             (i) Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers; and

                  (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of Requisite Lenders, demand immediate payment by Company of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

         (b) Upon the occurrence of any Event of Default described in Section 8.01(j):

                  (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon any Borrower, which are expressly waived by Borrowers;

                  (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers; and

                  (iii) an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon any Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

         (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon any Borrower, which are expressly waived by Borrowers (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

         (d) Except as permitted by Section 10.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                                   SECTION 9.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

         9.02 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Borrower Party or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower Party or any Subsidiary or Affiliate thereof.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower Party), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders and participants. Where this Agreement expressly permits or prohibits an action unless Requisite Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender and participant shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such direction,

Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender and participant acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower Party or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender or participant as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, and each participant represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower Party hereunder. Each Lender and participant also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower Party or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower Party and without limiting the obligation of any Borrower Party to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of any Borrower Party. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders and participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of any Borrower Party or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Company, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

         9.10 COLLATERAL MATTERS.

         (a) Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

         (b) Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the combined Commitments and payment in full of all Loans and all other Obligations known to Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all Lenders, as the case may be, as provided in Section 10.01. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.10(b), provided that the absence of any such confirmation for whatever reason shall not affect Administrative Agent's rights under this
Section 9.10.

         (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Company or any Subsidiary) that each Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the real property described in the Mortgages.

                                   SECTION 10.
                                  MISCELLANEOUS

         10.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective to:

         (a) Reduce the amount of principal or required principal payments or prepayments of any Outstanding Obligations; provided, however, that only the consent of Requisite Lenders shall be required in any instance where Lenders have the right to consent to the release price of any property or Persons being Disposed of;

         (b) Reduce the rate of interest payable on any Outstanding Obligations or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless consented to by each Lender entitled to receive such fee or other amount), including in each case, any change in the way any financial covenant used to determine the Applicable Amount is calculated;

         (c) Waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

         (d) Postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or, except as described in Sections 2.14 and 10.22, increase the amount of, any Lender's Commitment (it being understood that a waiver of any Event of Default not referred to in subsection (c) above shall require only the consent of Required Lenders);

         (e) Amend the definition of "Requisite Lenders" or the provisions of
Section 4, Section 9, this Section 10.01 or Section 10.06;

         (f) Amend any provision of this Agreement that expressly requires the consent or approval of all Lenders; or

         (g) Release all or substantially all of the Collateral;

provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent, (iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Swing Line Lender (iv) no amendment, waiver or consent shall, unless in writing and signed by the applicable Offshore Currency Fronting Lender in addition to the Requisite Lenders or all of the Lenders, as the case may be, affect the rights or duties of such Offshore Currency Fronting Lender under this Agreement or any other Loan Document, and (v) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

         10.02 TRANSMISSION AND EFFECTIVENESS OF COMMUNICATIONS AND SIGNATURES.

         (a) MODES OF DELIVERY. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth on
Schedule 10.02, may be delivered by the following modes of delivery, and shall be effective as follows:

MODE OF DELIVERY            EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
----------------            -------------------------------------------
Courier                     Scheduled delivery date

Facsimile                   When transmission in legible form complete

                            Fourth Business Day after deposit in U.S. mail first
Mail                        class postage pre-paid

Personal delivery           When received

Telephone                   When conversation completed

Electronic Mail             When received

provided, however, that communications delivered to Administrative Agent and/or an Offshore Currency Fronting Lender pursuant to Section 2 shall not be effective until actually received by Administrative Agent or such Offshore Currency Fronting Lender, as applicable.

         (b) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Company shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

         (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile document or signature.

         (d) EFFECTIVENESS OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information and to distribute agreements and other documents to be signed by Lenders; provided, however, that no Request for Extension of Credit or executed or legally-binding notice, agreement, waiver, amendment or other communication may be sent by electronic mail.

         10.03 ATTORNEY COSTS, EXPENSES AND TAXES. Each Borrower agrees (a) to pay or reimburse Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. The agreements in this Section shall survive repayment of all Obligations.

         10.04 BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement and the other Loan Documents to which any Borrower is a party will be binding upon and inure to the benefit of such Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, no Borrower may assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

         (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Company at all times other than during the existence of a Default or Event of Default and by Administrative Agent, Issuing Lender, each Offshore Currency Fronting Lender and Swing Line Lender (which approval of Company shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Lender or to another Lender or (B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall not be less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by Section 10.21 and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Each Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to such Borrower of any Note) to such assignee Lender, one or more Notes evidencing such assignee Lender's Loans, and to the assigning Lender, if requested, one or more Notes evidencing Loans under any Commitment retained by the assigning Lender. Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. Administrative Agent shall record the information contained in the Assignment and Acceptance in the Register. For purposes hereof, each mutual fund that is an Affiliate of a Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

         (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee and/or such assigning Lender (including in the case of assignments to Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Company and Lenders a revised Schedule 10.02 giving effect thereto.

         (d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrowers do not exceed the cost which Borrowers would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrowers, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitments or in the granting Lender's Commitment or Pro Rata Share, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or
(C) reduces the amount of any installment of principal owing to such participant. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.21 as if such Person were a Lender and provide that Administrative Agent and Borrower shall be third party beneficiaries of such covenant.

         10.05 SET-OFF. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of any Lender or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by Borrowers to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of any Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Company and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.06 SHARING OF PAYMENTS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrowers or otherwise, receives payment of the Obligations held by it of a type owed ratably to the various Lenders that is ratably more than any other Lender receives in payment of those Obligations held by such other Lender, then, subject to applicable Laws: (a) such Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by any Borrower or any Person claiming through or succeeding to the rights of any Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

         10.07 NO WAIVER; CUMULATIVE REMEDIES.

         (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         (c) Except with respect to Section 9.09, the terms and conditions of
Section 9 are for the sole benefit of Administrative Agent and Lenders.

         10.08 USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.11 NATURE OF LENDERS' OBLIGATIONS. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with any Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

         10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

         10.13 INDEMNITY BY BORROWERS. Whether or not the transactions contemplated hereby are consummated, any Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and
(d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive repayment of all Obligations.

         10.14 NONLIABILITY OF LENDERS. Each Borrower acknowledges and agrees that:

         (a) Any inspections of any property of any Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and no Borrower is entitled to rely upon the same (whether or not such inspections are at the expense of any Borrower);

         (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

         (c) The relationship between Borrowers and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to any Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform any Borrower or its Affiliates of any matter in connection with their property or the operations of any Borrower or its Affiliates; each Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or any Lender in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither any Borrower nor any other Person is entitled to rely thereon; and

         (d) Neither Administrative Agent nor any Lender shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of any Borrower and/or its Affiliates and each Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

         10.15 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrowers, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.16 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.17 CONFIDENTIALITY. Administrative Agent, each Lender and each participant shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein;
(c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or
(z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

         10.18 FURTHER ASSURANCES. Each Borrower Party shall, and shall cause its Subsidiaries to, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         10.19 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.20 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         10.21 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Company and Administrative

Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Company pursuant to this Agreement, (b) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Company make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

         10.22 REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth in this Agreement providing that Company shall have the right to remove or replace a Lender as a party to this Agreement, Company may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment (and thereby reducing the aggregate Commitments) and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees procured by Company pursuant to Section 10.04(b). Company shall (x) pay in full all principal, interest and fees owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to such Lender as it may reasonably require with respect to its participation interest in any Letters of Credit, Fronted Offshore Currency Loans or any Swing Line Loans then outstanding and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance covering such Lender's Commitment. Administrative Agent shall distribute an amended Schedule 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments. Company may net any payments required hereunder against any funds being provided in the same currency by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Company shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under Section
3.05. Company may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

         (c) This section shall supercede any provisions in Section 10.01 to the contrary.

         10.23 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF MISSOURI APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MISSOURI, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH BORROWER PARTY AND EACH OTHER PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH BORROWER PARTY AND EACH OTHER PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.25 JUDGMENT.

         If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

         10.26 ENTIRE AGREEMENT. (a) This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower, Lenders and Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                  (b) The following is added pursuant to Section 432.045 of the Missouri Revised Statutes; as used below "you" shall refer to Borrower and Guarantors, "us" shall refer to the Administrative Agent and Lenders and "this writing" shall refer to the Loan Documents:

                           ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND
                  CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU AND US FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         10.27 COLLATERAL PROTECTION COVERAGE.

         The following is added pursuant to Section 427.120 of the Missouri Revised Statutes; as used below "you" and "your" shall refer to Borrower and Guarantors, "us", "we" and "our" shall refer to the Administrative Agent and Lenders and "agreement" shall refer to the Loan Documents:

                           Unless you provide evidence of the insurance coverage
                  required by your agreement with us, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

         10.28 RESTATEMENT DATE.

         Company, each Lender and Administrative Agent agree that on the Restatement Date by any party hereto:

         The Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement without further action by any party hereto and the Loans outstanding thereunder shall continue as Loans hereunder. Company, each Lender, and Administrative Agent agree that (i) the restatement transactions provided in the foregoing sentence shall not be effective until the execution of this Agreement by all of the parties hereto and the satisfaction of the conditions precedent set forth in Section 4.01 hereof;
(ii) all terms and conditions of the Existing Credit Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder, and thereafter shall continue to be effective only as amended and restated by this Agreement and (iii) the representations, warranties and covenants set forth herein shall become effective concurrently with the execution of this Agreement by all of the parties hereto.

         10.29 COLLATERAL DOCUMENTS.

         Each Lender hereby consents to (and authorizes Administrative Agent to execute) such amendment, reaffirmation and joinder agreements with respect to the Collateral Documents as may be satisfactory to Administrative Agent in connection with the effectiveness of this Agreement.

         10.30 WAIVER TO EXISTING CREDIT AGREEMENT.

         Each Lender hereby waives any breach of the Existing Credit Agreement arising from the amendment of the PTI TROL Documents in December 2000 under terms and conditions substantially as set forth on Schedule 10.30. The waiver contained in this Section 10.30 shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any Loan Document, except as expressly provided herein, nor constitute a waiver of any provision of this Agreement.

                                   SECTION 11.
                                COMPANY GUARANTY

         11.01 THE GUARANTY.

         In order to induce Lenders to enter into this Agreement and to extend and continue credit hereunder and in recognition of the direct benefits to be received by Company from the proceeds of the Loans and the issuance of the Letters of Credit, Company hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of Subsidiary Borrowers to Guaranteed Creditors. If any or all of the Guaranteed Obligations of Subsidiary Borrowers to Guaranteed Creditors becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to Administrative Agent and/or the Lenders, on demand, together with any and all expenses which may be incurred by the Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of
(i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrowers), then and in such event Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Company, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of any Borrower, and Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         11.02 INSOLVENCY.

         Additionally, Company unconditionally and irrevocably guarantees the payment of the Dollar Equivalent of any and all of the Guaranteed Obligations of Subsidiary Borrowers to Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Section 8.01(j), and unconditionally promises to pay the Dollar Equivalent of such Guaranteed Obligations to Guaranteed Creditors, or order, on demand, in lawful money of the United States.

         11.03 NATURE OF LIABILITY.

         The liability of Company hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by Company, any other guarantor or by any other party, and the liability of Company hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         11.04 INDEPENDENT OBLIGATION.

         The obligations of Company hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Company whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower is joined in any such action or actions. Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Company's obligations under this Article XI.

         11.05 AUTHORIZATION.

         Company authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

         (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

         (d) release or substitute any one or more endorsers, guarantors, Borrowers or other obligors;

         (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Subsidiary Borrower to its creditors other than the Guaranteed Creditors;

         (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to Guaranteed Creditors regardless of what liability or liabilities of Company or any Borrower remain unpaid;

         (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

         (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Company from its liabilities under this Guaranty.

         11.06 RELIANCE.

         It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         11.07 SUBORDINATION.

         Any of the indebtedness of each Borrower relating to the Guaranteed Obligations now or hereafter owing to Company is hereby subordinated to the Guaranteed Obligations of such Borrower owing to Guaranteed Creditors, and if Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to Company shall be collected, enforced and received by Company for the benefit of Guaranteed Creditors and be paid over to Administrative Agent on behalf of Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower to Guaranteed Creditors, but without affecting or impairing in any manner the liability of Company under the other provisions of this Guaranty. Prior to the transfer by Company of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of such Borrower to Company, Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Company hereby agrees with Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         11.08 WAIVER.

         (a) Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Company waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. Guaranteed Creditors may, at their election, foreclose on any security held by Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Company hereunder except to the extent the Guaranteed Obligations have been paid. Company waives any defense arising out of any such election by Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other party or any security.

         (b) Except as otherwise expressly provided in this Agreement, Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Company assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Company assumes and incurs hereunder, and agrees that Administrative Agent and the Lenders shall have no duty to advise Company of information known to them regarding such circumstances or risks.

         11.09 NATURE OF LIABILITY.

         It is the desire and intent of Company and the Guaranteed Creditors that this Guaranty shall be enforced against Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Company under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                            [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       ESCO TECHNOLOGIES INC. (f/k/a ESCO
                                       ELECTRONICS CORPORATION), as Borrower


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



             Signature page to Amended and Restated Credit Agreement
                             ESCO Technologies Inc.

                                       BANK OF AMERICA, N.A., as
                                       Administrative Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BANK OF AMERICA, N.A., as a Lender,
                                       Issuing Lender and Swing Line Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



             Signature page to Amended and Restated Credit Agreement
                             ESCO Technologies Inc.

                                       BANK ONE, NA, as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



             Signature page to Amended and Restated Credit Agreement
                             ESCO Technologies Inc.

                                       THE NORTHERN TRUST COMPANY, as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



             Signature page to Amended and Restated Credit Agreement
                             ESCO Technologies Inc.

                                       LASALLE BANK NATIONAL ASSOCIATION, as a
                                       Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



             Signature page to Amended and Restated Credit Agreement
                             ESCO Technologies Inc.

                                       COMMERCE BANK, N.A., as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



             Signature page to Amended and Restated Credit Agreement
                             ESCO Technologies Inc.